Exhibit 10.3

LOAN AND SECURITY AGREEMENT

dated as of September 14, 2015

among

Pennymac Corp.,
as Borrower,

PENNYMAC MORTGAGE INVESTMENT TRUST,

as Guarantor,

and

BARCLAYS BANK PLC,
as Lender

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Schedules
Schedule I	Definitions
Schedule 5.01	Conditions Precedent to the Effectiveness of this Agreement
Schedule 5.02	Conditions Precedent to each Loan
Schedule 6.01(r)	Borrower’s Existing Financing Facilities
Schedule 6.02	Eligibility Criteria with respect to the Mortgage Loans
Schedule 7.01(s)	Barclays Bank PLC Required Investor Reports
Schedule 11.02	Notices
Exhibits
Exhibit 2.02(a)	Form of Note
Exhibit 2.03	Form of Borrower Funding Request
Exhibit 2.08(a)	Form of Repayment Notice
Exhibit 2.08(b)	Form of Prepayment Notice
Exhibit 7.01	Form of Compliance Certificate

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This LOAN AND SECURITY AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of September 14, 2015, is among Pennymac Corp. (the “Borrower”), PENNYMAC MORTGAGE INVESTMENT TRUST (the “Guarantor”) and BARCLAYS BANK PLC (the “Lender”).

BACKGROUND

The Borrower wishes to obtain financing from time to time to provide funding for the origination or acquisition of certain Eligible Servicing Rights (as defined herein), which Eligible Servicing Rights shall secure Loans (as defined herein) to be made by the Lender hereunder.

The Lender has agreed, subject to the terms and conditions of this Agreement, to provide such financing to the Borrower.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01. Definitions; Construction.

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in Schedule I.

(b) All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

(c) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

(d) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(e) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(f) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(g) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Section 1.02. Accounting Matters. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared in accordance with GAAP.

ARTICLE II

LOANS, BORROWING, PREPAYMENT

Section 2.01. Loans. On the terms and subject to the conditions set forth in this Agreement, the Lender shall make loans in an aggregate amount not to exceed the Available Facility Amount (each such loan, a “Loan”) to the Borrower from time to time. The Lender shall distribute the proceeds of such Loan to the Borrower no later than 1:00 p.m. (New York City time) on the related Funding Date in accordance with Section 2.03.

Section 2.02. Note.

(a) The Loans made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit 2.02(a) hereto (the “Note”), dated the date hereof, payable to the Lender in a principal amount not to exceed an amount equal to the Available Facility Amount as originally in effect and otherwise duly completed.

(b) The date, amount, and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the grid attached to the Note or any continuation thereof, provided, that failure of the Lender to make any such recordation or notation shall not affect the obligations of the Borrower to make a payment when due of any amount hereunder or under the Note in respect of the Loans.

Section 2.03. Borrower Electronic Files and Funding Requests.

(a) On any Funding Notice Date prior to the Wind Down Date, the Borrower may request the Lender to make a Loan on the Funding Date specified in the related Borrower Funding Request by delivering to the Lender an irrevocable Borrower Funding Request no later than 3:00 p.m. (New York City time) on such Funding Notice Date. The amount of any Loan requested pursuant to a Borrower Funding Request shall be not greater than the related Available Loan Amount and, with respect to the Initial Borrower Funding request, shall not be less than $10 million. The Borrower may request a Funding Date on any Business Day; provided, however, a Funding Date that involves the addition of new Collateral may not fall on any of the five (5) last Business Days in any calendar month unless otherwise agreed by Lender. Any Borrower Funding Request that relates to the addition of new Collateral shall include an Electronic File describing all Eligible Servicing Rights that constitute the Collateral hereunder.

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(b) Regardless whether the Borrower intends to deliver a Borrower Funding Request during any calendar month, the Borrower shall deliver to the Lender on the fifteenth (15th) calendar day of each month (or, if such day is not a Business Day, the following Business Day) (any such day, a “Collateral Reporting Date”), an Electronic File with respect to all Eligible Servicing Rights that constitute the Collateral hereunder, which shall include all updates to the Collateral since the date of the preceding Electronic File.

(c) In Lender’s determination of Collateral Value for any of the Servicing Rights hereunder, it shall apply the MSR Value of the Servicing Rights in a related Borrowing Base Report. Any excess of the amount funded on such Loan over the Collateral Value shall result in a Borrowing Base Deficiency as set forth in Section 2.08(b). Notwithstanding anything to the contrary contained in this Section 2.03, the Lender shall have the right to determine MSR Value at any time in its sole good faith discretion.

(d) By delivering a Borrower Funding Request, the Borrower represents and warrants to the Lender that, after taking into account the amount of the requested Loan, all conditions precedent to such Loan specified in Section 5.02 have been satisfied.

Section 2.04. Borrowing Base Reports. With respect to each Funding Date, the Lender shall determine the MSR Value of the Eligible Servicing Rights to be pledged as security for a Loan on such Funding Date and shall communicate such determination by providing Borrower with a Borrowing Base Report prior to such Funding Date. For purposes of preparing each Borrowing Base Report, the Lender shall calculate the Collateral Value of the Eligible Servicing Rights described in the Relevant Electronic File.

Section 2.05. Interest. Interest shall accrue on each Loan for each day during a related Interest Period at a per annum rate equal to the product of (x) the outstanding principal balance of such Loan on such day, multiplied by (y) the sum of (i) the applicable LIBOR Rate for such day and (ii) the Applicable Margin. Interest shall be payable on each Monthly Settlement Date in arrears with respect to each Loan through the final day of each Interest Period (regardless whether such day is a Business Day), such amount to be payable on each Monthly Settlement Date. The Lender shall determine the LIBOR Rate for each Loan, which may be reset on a daily basis, as set forth in the definition of “LIBOR Rate” and provide notice of such determination to the Borrower. The Lender shall also calculate the amount of interest or other amounts due to be paid by the Borrower from time to time hereunder (including in connection with any prepayment or repayment of Loans permitted hereunder) and shall provide a written statement thereof to the Borrower at least two Business Days prior to the due date of such payments (or the relevant repayment or prepayment after having received a notice thereof); provided, that failure to provide such statements on a timely basis shall not relieve the Borrower of the obligation to pay any interest and principal due on the applicable payment date (based upon its good faith calculation of the amount due, such amount to be promptly reconciled after receipt of a subsequent statement from the Lender) and other such amounts hereunder promptly upon receipt of such statement.

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Section 2.06. Increased Capital Costs. If Lender determines in its sole discretion that any Change in Law or any change in accounting rules regarding capital requirements has the effect of reducing the rate of return on Lender’s capital under this Agreement as a consequence of such Change in Law or change in accounting rules, then from time to time Borrower will compensate Lender for such reduced rate of return suffered as a consequence of such Change in Law or change in accounting rules on terms similar to those imposed by Lender. Further, if due to the introduction of, any change in, or the compliance by Lender with (i) any eurocurrency reserve requirement, or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority whether or not having the force of law, there shall be an increase in the cost to Lender as a consequence of the Loans or other advances of funds made by Lender pursuant to this Agreement or any of the Facility Documents relating to fundings or commitments under this Agreement, then Borrower shall, from time to time and upon demand by Lender, compensate Lender for such increased costs, and such amounts shall be deemed a part of the Obligations hereunder. Lender shall provide Borrower with notice as to any such Change in Law, change in accounting rules or change in compliance promptly following Lender’s receipt of actual knowledge thereof.

Section 2.07. Alternate Rate of Interest. If on any Business Day, the Lender determines (which determination shall be conclusive absent manifest error) (a) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate; or (b) that the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loan; or (c) that it has become unlawful for it to honor its obligation to make or maintain Loans hereunder using the LIBOR Rate, or maintaining its Loans (or its Loan) included in any advance, then the Lender shall give notice thereof to the Borrower by telephone, facsimile, or other electronic means as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, any Borrower Funding Request that requests that Lender make a new Loan, subject to the timely approval of the Borrower after receipt of notice of such revised rate, at a rate per annum that the Lender determines in its reasonable discretion adequately reflects the cost to the Lender of making or maintaining the Loan.

Section 2.08. Mandatory Repayment of Loans.

(a) On each Loan Repayment Date (or, if such day is not a Business Day, the following Business Day) from and after the Wind Down Date, and continuing until the Outstanding Aggregate Loan Amount shall be reduced to zero, the Borrower shall repay an amount equal to at least one-twelfth (1/12) of the Outstanding Aggregate Loan Amount as of the Wind Down Date with respect to all Loans and all other amounts due under this Agreement. Loans may be prepaid in accordance with the terms of Section 2.09 hereof and, to the extent prepaid, provided the Wind Down Date shall not have occurred, may be re-borrowed hereunder in accordance with the terms hereof (including satisfaction of all conditions precedent contained in Section 5.02). Notwithstanding the foregoing, all amounts owing under the Facility shall be immediately due and payable on the Termination Date.

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(b) If, on any Business Day (a “Borrowing Base Shortfall Day”), the Lender provides written notice to the Borrower that the Lender has determined in its sole reasonable discretion based on the Borrowing Base Report most recently delivered by the Lender pursuant to Section 2.04 that the Outstanding Aggregate Loan Amount on such day exceeds the lesser of (i) the Borrowing Base and (ii) the Available Facility Amount on such day (such circumstance, a “Borrowing Base Deficiency”), the Borrower (i) on the same day if the Lender notifies Borrower by 11:00 a.m. (New York time) of such Borrowing Base Deficiency, or (ii) if the notice is received later than 11:00 a.m. (New York time), then within one (1) Business Day after the Borrowing Base Shortfall Day, shall repay outstanding Loans (including accrued Interest thereon), in an amount equal to the amount of the Borrowing Base Deficiency specified in the notice provided to the Borrower by the Lender (such requirement a “Margin Call”).

Section 2.09. Optional Prepayment. The Borrower may, at its option, prepay any Loan advanced hereunder in full or in part on any date, but not more than once per month; provided, however, that the Borrower shall be permitted at any time, without limitation, to prepay any Loan in connection with a Margin Call (any such date, an “Optional Prepayment Date”). Any such prepayment received by the Lender by 3:00 p.m. (New York City time) on such Optional Prepayment Date shall be applied by the Lender on such Business Day. Any such prepayment received by the Lender after 3:00 p.m. (New York City time) on such Optional Prepayment Date shall be applied by the Lender on the following Business Day. For the avoidance of doubt, any optional prepayment in full shall not result in the termination of this Agreement unless such termination is declared in writing by the Borrower, acting in its discretion.

ARTICLE III

PAYMENTS; COMPUTATIONS; TAXES; FEES

Section 3.01. Payments and Computations, Etc.

(a) Unless otherwise expressly stated herein, all amounts to be paid or deposited hereunder shall be paid or deposited in accordance with the terms hereof no later than 4:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds.

(b) The Borrower shall, to the extent permitted by law, pay interest on all amounts (including principal, interest and fees) due but not paid on the date such payment is due hereunder as provided herein, for the period from, and including, such due date until, but excluding, the date paid, at the applicable Default Rate, payable on demand; provided, however that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

(c) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(d) The Borrower agrees that the principal of and interest on the Loans shall be recourse obligations of the Borrower.

(e) All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

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Section 3.02. Taxes.

(a) All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which the Lender is organized or of its applicable lending office, or a state or foreign jurisdiction with respect to which Lender has a present or former connection (other than any connection arising from executing, delivering, being party to, engaging in any transaction pursuant to, performing its obligations under or enforcing any Facility Document), or any political subdivision thereof (collectively, such non-excluded taxes are hereinafter called “Taxes”), all of which shall be paid by Borrower for its own account not later than the date when due. If Borrower is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due, (c) deliver to the Lender, promptly, original tax receipts and other evidence satisfactory to Lender of the payment when due of the full amount of such Taxes; and (d) except as otherwise expressly provided in Section 3(d) below, pay to the Lender such additional amounts (including all taxes imposed by any Governmental Authority on such additional amounts) as may be necessary so that the Lender receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

(b) In addition, Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by any taxing authority that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c) Borrower agrees to indemnify Lender for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 3, and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Lender shall have provided Borrower with evidence, reasonably satisfactory to Borrower, of payment of Taxes or Other Taxes, as the case may be.

(d) Any Lender that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Foreign Purchaser”) shall provide Borrower with original properly completed and duly executed United States Internal Revenue Service (“IRS”) Forms W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Person is either (1) entitled to benefits under an income tax treaty to which the United States is a party which eliminates or

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(2) otherwise fully exempt from (2) United States withholding tax under Sections 1441 through 1442 of the Code on payments to it or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States in either case, on or prior to the date upon which each such Foreign Lender becomes a Lender. Each Foreign Lender will resubmit the appropriate form eliminating withholding tax on payments to it on the earliest of (A) the third anniversary of the prior submission, or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Person as defined in Treas. Reg. Section 1.1441-1(e)(4)(ii)(D). For any period with respect to which the Foreign Lender has failed to provide Borrower with the appropriate form or other relevant document (x) as expressly required under this Section 3(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided under the first sentence of this Section 3(d)) or (y) otherwise as required to establish exemption from United States withholding under Sections 1471 through 1474 of the Code, such Person shall not be entitled to “gross-up” of Taxes under Section 3(d) or indemnification under Section 3(c) with respect to Taxes imposed by the United States which are imposed because of such failure; provided, however that should a Foreign Lender, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Taxes.

(e) Without prejudice to the survival or any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3 shall survive the termination of this Agreement. Nothing contained in this Section 3 shall require Lender to make available any of their tax returns or other information that it deems to be confidential or proprietary.

(f) The Lender shall (A) promptly notify the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) cooperate, in its reasonable discretion and at Borrower’s expense, with Borrower to mitigate any requirement of Applicable Law of any jurisdiction in which the Borrower may be required to withhold or deduct any taxes from amounts payable to Lender hereunder.

Section 3.03. Fees and Expenses. The Borrower agrees to pay to the Lender all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and expenses of Lender’s counsel not to exceed $100,000) incurred in connection with the execution of this Agreement (and any amendments thereto) and the Facility Documents; provided that such limitation on fees and expenses of Lender’s counsel shall not apply to (i) any amendment or renewal of, or waiver of any provision of, this Agreement or any other Facility Document or (ii) any document executed after the Closing Date in connection with the transactions contemplated by this Agreement.

ARTICLE IV

SECURITY INTEREST

Section 4.01. Security Interest. As security for the prompt payment and performance of all of its Obligations, the Borrower hereby assigns and pledges to the Lender, and grants a security interest, subject to the interests of the Agencies as set forth in Section 4.02 and in the related Acknowledgement Agreement, to the Lender, all of the Borrower’s right, title and interest, in, to, and under, whether now owned or hereafter acquired, in all of the following, whether now or hereafter existing and wherever located: (i) the Pledged Servicing Rights whether or not yet accrued, earned due or payable as well as all other present and future rights and interests of Borrower in such Pledged Servicing Rights, (ii) the Servicing Contracts and all rights and claims thereunder, (iii) the Collection Account, (iv) each Acknowledgement Agreement and all rights and claims thereunder, (v) all books and records, including computer disks and other records or physical or virtual data or information, related to the foregoing (but excluding computer programs) and (vi) all monies due or to become due with respect to the foregoing and all proceeds of the foregoing, but with respect to items (i) - (vi) above specifically excluding the Excluded Collateral (collectively, the “Collateral”); provided that Borrower does not assign or pledge to the Lender, or grant a security interest in any of Borrower’s right, title and interest, in, to or under Borrower’s rights to reimbursement for any Advances related to mortgage servicing rights subject to any Servicing Contract.

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Section 4.02. Provisions Regarding Pledge of Fannie Mae Servicing Rights to Be Included In Financing Statements. Notwithstanding anything to the contrary in the Agreement or any of the other Facility Documents, the security interest of the Lender created hereby with respect to the Fannie Mae Servicing Rights is subject to the following provisions to be included in each financing statement filed in respect hereof (or any variation required by Fannie Mae):

“The security interest described in this financing statement is subject and subordinate to all rights, powers, and prerogatives of Fannie Mae under and in connection with (i) the terms and conditions of that certain Acknowledgment Agreement, with respect to the Security Interest, by and among Fannie Mae, PennyMac Corp. (the “Debtor”), and Barclays Bank PLC, and (ii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and any supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements (including applicable MBS pool purchase contracts and variances), recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Debtor, and all as amended, modified, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights, powers, and prerogatives include, without limitation, the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Servicing Rights as therein provided.”

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Section 4.03. Authorization of Financing Statements. The Borrower hereby authorizes the Lender to file any financing or continuation statements required to perfect, protect, or more fully evidence the Lender’s security interest in the Collateral granted hereunder. The Lender will notify the Borrower of any such filing (but the failure to deliver such notice shall not prejudice any rights of the Lender under this Section 4.03).

Section 4.04. Lender’s Appointment as Attorney In Fact.

(a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender’s discretion, if an Event of Default shall have occurred and be continuing, for the limited purpose of carrying out the terms of this Agreement (or any Servicing Contracts), to take any action on behalf of the Borrower pursuant to the Acknowledgement Agreements and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (or any Servicing Contracts) to the extent such actions are permitted to be taken by the Lender under the Acknowledgement Agreements, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following (subject to limitations contained in each Acknowledgement Agreement):

(i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

(ii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) in connection with the above, to give such discharges or releases as the Lender may deem appropriate; and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do;

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(iii) perform or cause to be performed, the Borrower’s obligations under any Servicing Contract to the extent permitted by the related Acknowledgement Agreement.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney is a power coupled with an interest and shall be irrevocable but shall terminate upon release of the Lender’s security interest as provided in Section 4.05.

(b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 8.02(c) hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; provided that the exercise of such powers are in accordance with the Acknowledgement Agreements.

(c) The powers conferred on the Lender are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct; provided that the Lender shall exercise such powers only in accordance with the Acknowledgement Agreements.

Section 4.05. Release of Security Interest. Upon termination of this Agreement and repayment to the Lender of all Obligations and the performance of all obligations under the Facility Documents, the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervener or conservator of, or a trustee or similar officer for the Borrower or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01. Conditions Precedent. The effectiveness of this Agreement is subject to the condition precedent that the Lender shall have received each of the items set forth in Schedule 5.01 (unless otherwise indicated) dated such date, and in such form and substance, as is satisfactory to the Lender.

Section 5.02. Further Conditions Precedent. The funding of each Loan hereunder, shall in all events be subject to satisfaction of the further conditions precedent set forth in Schedule 5.02 as of the making of such Loan.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender that throughout the term of this Agreement (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date):

(a) Due Organization, Qualification, Power, Authority and Due Authorization. The Borrower is a corporation and the Guarantor is a real estate investment trust. Each Borrower Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and it has qualified to do business in each jurisdiction in which it is legally required to do so. Each Borrower Party has the power and authority under its certificate of incorporation or declaration of trust, bylaws and applicable law to enter into this Agreement and the Facility Documents and to perform all acts contemplated hereby and thereby or in connection herewith and therewith; this Agreement and the Facility Documents and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by, or any notice to or filing with, any Person other than any that have heretofore been obtained, given or made.

(b) Valid and Binding Obligations. This Agreement, the Facility Documents and every other document to be executed by a Borrower Party in connection with this Agreement is and will be legal, valid, binding and subsisting obligations of such Borrower Party, enforceable in accordance with their respective terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Noncontravention. The consummation of the transactions contemplated by this Agreement and Facility Documents are in the ordinary course of business of each Borrower Party and will not conflict with, result in the breach of or violate any provision of the charter or by-laws of the related Borrower Party or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which a Borrower Party, the Collateral or any of a Borrower Party’s Property is or may be subject to, or result in the violation of any law, rule, regulation, order, judgment or decree to which a Borrower Party, the Collateral or a Borrower Party’s Property is subject.

(d) Legal Proceeding. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body pending or, to a Borrower Party’s knowledge, threatened against or affecting any Borrower Party (or, to Borrower’s knowledge, any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect the validity of the Collateral or the validity or enforceability of this Agreement, the Facility Documents or any agreement or instrument to which a Borrower Party is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby, would adversely affect the proceedings of a Borrower Party in connection herewith, or would or could materially and adversely affect any Borrower Party’s ability to carry out its obligations hereunder.

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(e) Government and Agency Approvals. No authorization, consent, approval, or other action by, and no notice to or filing with, any court, governmental authority or regulatory body or other Person domestic or foreign, including Fannie Mae or HUD, is required for any Borrower Party’s due execution, delivery or performance of any Facility Document to which it is a party except for (i) consents that have been obtained in connection with transactions contemplated by the Facility Documents, (ii) filings to perfect the security interest created by this Agreement, and (iii) authorizations, consents, approvals, filings, notices, or other actions the failure to make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f) Solvency. Each Borrower Party is solvent and will not be rendered insolvent by any Loan hereunder and, after giving effect to each such Loan, each Borrower Party will not be left with an unreasonably small amount of capital with which to engage in its business. Each Borrower Party does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither Borrower Party is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of any Borrower Property or any of its assets.

(g) Fraudulent Conveyance. The amount of consideration being received by Borrower after giving effect to each Loan by the Lender constitutes reasonably equivalent value and fair consideration for such Loan. Borrower is not pledging any Collateral with any intent to hinder, delay or defraud any of its creditors. The Agreement and the Facility Documents, any other document contemplated hereby or thereby and each transaction have not been entered into fraudulently by any Borrower Party hereunder, or with the intent to hinder, delay or defraud any creditor or Lender.

(h) Margin Regulations. The use of funds acquired by Borrower under this Agreement will not conflict with or contravene, to the extent applicable, Regulations T, U or X promulgated by the Board, as the same may from time to time be amended, supplemented or otherwise modified.

(i) Accuracy of Information. Neither this Agreement nor any representations and warranties or information relating to any Borrower Party that any Borrower Party has delivered or caused to be delivered to Lender, including, but not limited to, all documents related to this Agreement, the Facility Documents or each Borrower Party’s financial statements, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change that would render any of such documents or information untrue or misleading in any material respect.

(j) Investment Company Act. Neither Borrower, the Guarantor nor any of its Subsidiaries is required to be registered as an “investment company” as defined under the Investment Company Act or is an entity “controlled by” an entity required to be registered as an “investment company” as defined under the Investment Company Act.

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(k) Taxes. Each Borrower Party has timely filed all federal and state tax returns that are required to be filed by it and has paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith and for which it has established adequate reserves).

(l) No Adverse Actions. No Borrower Party has received a notice from any Agency indicating any adverse fact or circumstance in respect of the Borrower which adverse fact or circumstance may reasonably be expected to entitle such Agency, as the case may be, to terminate the Borrower with cause or with respect to which such adverse fact or circumstance has caused such Agency to threaten to terminate, or consider the termination of, the Borrower in such notice.

(m) Financial Statements. The financial statements of each Borrower Party, copies of which have been furnished to Lender, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the related Borrower Party as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Change with respect to any Borrower Party. Except as disclosed in such financial statements or pursuant to Section 7.01 hereof, no Borrower Party is subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change with respect to any Borrower Party.

(n) Agency Set Off Rights. No Borrower Party has actual notice, including any notice received from any Agency, or any reason to believe, that, other than in the normal course of any Borrower Party’s business, any circumstances exist that would result in any Borrower Party’s being liable to any Agency for any amount due by reason of: (i) any breach of servicing or subservicing obligations or breach of mortgage selling warranties to the Agency under the related Servicing Contract or any other similar contracts relating to the Borrower’s entire Agency servicing or subservicing portfolio (including without limitation any unmet mortgage repurchase obligation), (ii) any unperformed obligation with respect to mortgages in an MBS pool that the Borrower is servicing for any Agency pursuant to a recourse agreement, (iii) any loss or damage to any Agency by reason of any inability to transfer to a purchaser of the Servicing Rights the Borrower’s selling and servicing representations, warranties and obligations, as well as any existing MBS recourse obligations, or other recourse obligations, and (iv) any other unmet obligations to any Agency under the related Servicing Contract or any other similar contracts relating to the Borrower’s entire Agency servicing portfolio.

(o) Use of Subservicers. Borrower shall not use a subservicer, other than the Subservicer, with respect to any Mortgage Loan without Lender's prior written consent, which consent shall not be unreasonably withheld.

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(p) Leverage Ratio; Liquidity; Tangible Net Worth; Profitability. Each Borrower Party is in compliance with each of the financial covenants set forth in the Repo Agreement.

(q) Fannie Mae/Freddie Mac/Ginnie Mae/HUD. Subservicer is a seller/servicer approved by Fannie Mae and Freddie Mac, an issuer approved by Ginnie Mae and a lender approved by HUD. Subservicer is in good standing to service mortgages for Fannie Mae, Ginnie Mae, HUD and Freddie Mac, as applicable. Subservicer has not been suspended as a seller/servicer by Fannie Mae, Freddie Mac, Ginnie Mae or HUD on and after the date on which Borrower first obtained such approval from Fannie Mae, Ginnie Mae, HUD or Freddie Mac, as applicable. No Borrower Party is, and/or Subservicer is not, under review or investigation outside of due course and does not have knowledge of imminent or future investigation outside of due course, by Fannie Mae, Ginnie Mae, HUD or Freddie Mac on and after the date on which such Borrower Party or Subservicer, as applicable, became a Fannie Mae, Ginnie Mae, HUD or Freddie Mac approved seller/servicer or lender, as the context may require.

(r) Borrower’s Existing Financing Facilities. As of the date hereof, each of the Borrower’s financing facilities currently in place for the financing of any mortgage servicing rights or servicing advances owned by the Borrower is listed in detail in Schedule 6.01(r) attached hereto. Borrower shall provide any updates to Schedule 6.01(r) to the Lender at the time it delivers each monthly Compliance Certificate hereunder.

(s) Subservicer Power and Authority. The Subservicer (a) is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, (b) has all necessary power and authority and legal right to service the Mortgage Loans subject to this Agreement, and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

(t) Chief Executive Office. Borrower’s chief executive office and chief operating office on the date hereof is located at 6101 Condor Drive, Moorpark, California 93021.

Section 6.02. Representations Concerning the Collateral. The Borrower represents and warrants to the Lender that as of each day that a Loan is outstanding pursuant to this Agreement:

(a) Borrower has not assigned, pledged, conveyed, or encumbered any Collateral to any other Person or any right to any Collateral to any Person (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Collateral), and immediately prior to the pledge of any such Collateral, the Borrower was the sole owner of such Collateral and had good and marketable title thereto (subject to the rights of Fannie Mae with respect to the related Servicing Rights), free and clear of all Liens, and no Person, other than the Lender has any Lien on any Collateral. No Eligible Servicing Rights are related to Mortgage Loans owned or financed by a third-party (including without limitation any Affiliate of Borrower) other than Fannie Mae pursuant to the Fannie Mae Acknowledgment Agreement, and no Person has any interest in any Eligible Servicing Rights or any related Mortgage Loans, other than Lender, Borrower or Fannie Mae pursuant to the Fannie Mae Acknowledgment Agreement (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Eligible Servicing Rights).

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(b) The provisions of this Agreement are effective to create in favor of the Lender a valid security interest in all right, title, and interest of the Borrower in, to and under the Collateral, subject only to the interests of the related Agency.

(c) All Recourse Servicing Obligations as of the applicable date of the most recent Electronic File have been identified as such in a monthly summary report delivered to the Lender. All information concerning all Servicing Rights set forth on the Electronic File pursuant to which such Servicing Rights were, are or will be (as applicable) pledged to the Lender will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading as of the date of such Electronic File.

(d) Upon the filing of financing statements on Form UCC-1 naming the Lender as “Secured Party” and the Borrower as “Debtor”, and describing the Collateral, in the appropriate jurisdictions, the Lender has a duly perfected first priority security interest under the UCC in all right, title, and interest of Borrower in, to and under, subject to the interests of any applicable Agency, the Servicing Rights.

(e) All filings and other actions (including the execution of an account control agreement) necessary to perfect the security interest in the Collection Account created under this Agreement have been duly made or taken and are in full force and effect, and the Facility Documents create in favor of the Lender a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary to perfect such security interest have been duly taken. Subject to the rights of the related Agency as set forth in Section 4.02 and in the related Acknowledgement Agreement, the Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Facility Documents.

(f) Subject only to the terms of the related Acknowledgement Agreement, the Borrower has and will continue to have the full right, power and authority, to pledge the Servicing Rights, and the pledge of such Servicing Rights may be further assigned without any requirement, except as may be specified in the related Agency Guides.

(g) In connection with any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by the Borrower or any of its Affiliates on the one hand and any third party (including an Affiliate of the Borrower or any of its Affiliates but excluding the Lender or any Affiliate of Lender) on the other, including without limitation, any other facility for the funding of Advances, no such third party has the right pursuant to the terms of such repurchase agreement, loan and security agreement or similar credit facility or agreement, to cause the Borrower to terminate, rescind, cancel, pledge, hypothecate, liquidate or transfer any of the Collateral.

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ARTICLE VII

COVENANTS

Section 7.01. Affirmative Covenants of Borrower. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations have been paid in full:

(a) Compliance with Laws, Existence, Etc. Each Borrower Party will:

(i) comply with all applicable Requirements of Law if the failure to comply with such Requirements of Law could reasonably be expected to have a Material Adverse Effect;

(ii) (A) preserve and maintain its legal existence and all of its material rights, privileges, franchises; (B) maintain all licenses, permits or other approvals necessary to conduct its business and to perform its obligations under the Facility Documents; (C) except as would not be reasonably likely to have a Material Adverse Effect or would have a material adverse effect on the Collateral or Lender’s interest therein, remain in good standing under the laws of each state in which it conducts business or the related Mortgaged Property of any Mortgage Loan is located; and (D) not change its tax identification number or fiscal year without prior written notice to the Lender;

(iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv) not move its chief executive office or chief operating office from the addresses referred to in Section 6.01(r) unless it shall have provided Lender thirty (30) days prior written notice of such change; provided, however, that no additional notice is required that such addresses shall change on or about November or December of 2015 to 3043 Townsgate Road, Westlake Village, California 91361;

(v) pay and discharge or cause to be paid and discharged promptly when due all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property which, if unpaid, might become a Lien, unless and to the extent the same are being contested in good faith and by proper proceedings and against which adequate reserves shall, to the extent required by GAAP, have been set aside; and

(vi) not directly or indirectly enter into any agreement that would be violated or breached by any Loan or the performance by such Borrower Party of any Facility Document.

(b) Performance and Compliance with Servicing Contracts. Each Borrower Party will comply with all terms, provisions, covenants and other promises required to be observed by it under each of the Facility Documents to which it is a party, maintain the Facility Documents to which it is a party in full force and effect in all material respects and enforce the Servicing Contracts in all material respects in accordance with the terms thereof. Borrower shall not amend or permit the amendment of any sections of the Subservicing Agreement which would materially affect the Servicing Contracts referenced herein or Subservicer's servicing of the Mortgage Loans subject to this Agreement, without Lender's prior written consent. Borrower shall diligently enforce its rights under the Subservicing Agreement, including all rights to terminate and replace or cause the termination and replacement of Subservicer upon the occurrence of a Subservicer Termination Event. Borrower shall not waive any material default or other material failure to perform under or breach of the Servicing Contracts or Subservicing Agreement without Lender's prior written consent. For the avoidance of doubt, any default, failure or breach by the Subservicer that would permit the termination and replacement of the Subservicer under the Subservicing Agreement shall be deemed "material" and shall not be waived by Borrower or its Affiliates without Lender's prior written consent.

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(c) Reserved.

(d) Due Diligence. The Borrower will permit Lender and its respective agents or designees, upon reasonable notice during normal business hours, to perform reasonable continuing due diligence reviews with respect to the Servicing Rights and the Subservicer, any Borrower Party and the other Collateral, for purposes of verifying compliance with the representations, warranties, and specifications made hereunder and under the other Facility Documents, or otherwise. Borrower shall cooperate in all respects with such diligence and, upon reasonable notice during normal business hours, shall provide Lender and its respective agents or designees all documents, records, agreements, instruments or information relating to the Collateral in the possession of the Borrower or Subservicer; provided, however, the foregoing shall not apply with respect to any information that the Borrower or Subservicer is required by an Agency to keep confidential. Notwithstanding anything to the contrary herein, the Borrower shall reimburse the Lender for any and all reasonable and documented costs and expenses incurred by the Lender’s third party diligence firm in connection with any ongoing due diligence or auditing activities, subject to an annual cap of $37,500; provided, however, that such annual cap shall not apply if a Default has occurred.

(e) Changes in Servicing Contracts. The Borrower shall provide written notice to the Lender of any changes in any Servicing Contracts that may materially affect the Servicing Rights within three (3) Business Days after the Borrower receives notice thereof.

(f) Quarterly Third Party Valuation Reports. As soon as possible and in any event no later than forty-five (45) days after the last Business Day of each fiscal quarter of Borrower, Borrower shall provide to Lender a report provided by a third party valuation agent acceptable to the Lender setting forth such agent’s determination of the value of all of Borrower’s servicing rights (including servicing rights not subject to this Agreement) and cash flows, along with the appropriate certificate required under Section 7.01(h)(3).

(g) Publicly Traded Company. Guarantor shall at all times maintain its status as a publicly traded company.

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(h) Financial Statements. The Borrower shall deliver to the Lender, in each case, to the extent not publicly filed:

(1) Within forty-five (45) days after the end of each month, consolidated unaudited balance sheets and consolidated statements of income and changes in equity and unaudited statement of cash flows, all to be in a form acceptable to Lender, showing the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of each such month and for the then elapsed portion of the fiscal year, setting forth, certified by a financial officer of Borrower (acceptable to Lender) as presenting fairly the financial position and results of operations of Borrower and its consolidated Subsidiaries and as having been prepared in accordance with GAAP consistently applied, in each case, subject to normal year-end audit adjustments;

(2) Within ninety (90) days after the end of each fiscal year of Borrower, the consolidated audited balance sheets of Borrower and its consolidated Subsidiaries, which will be in conformity with GAAP, and the related consolidated audited statements of income and changes in equity showing the financial condition of Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of operations during such year, and consolidated audited statements of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year. The foregoing consolidated financial statements are to be reported on by, and to carry the unqualified report (acceptable in form and content to Lender) of, an independent public accountant of national standing acceptable to Lender and are to be accompanied by a letter of management in form and substance acceptable to Lender; and

(3) Together with each set of the financial statements delivered pursuant to clause (1) above, a certificate of a Responsible Officer of Borrower in the form of Exhibit 7.01 attached hereto.

(i) Agency Approval. Each Borrower Party and Subservicer shall at all times maintain copies of relevant portions of all final written Fannie Mae, Freddie Mac, HUD and Ginnie Mae audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing and subservicing operations (including those prepared on a contract basis for any such agency) in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, and all necessary approvals from each of Fannie Mae, Freddie Mac, HUD and Ginnie Mae. The Borrower shall not, and Borrower shall not permit Subservicer to take any action, or fail to take any action, that would permit Fannie Mae, Freddie Mac, HUD or Ginnie Mae to terminate or threaten to terminate its right to service loans for Fannie Mae, Freddie Mac, HUD or Ginnie Mae with cause.

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(j) Financial Covenants. Each Borrower Party at all times shall satisfy its respective requirements with respect to the financial covenants set forth in the Repo Agreement.

(k) Quality Control. Borrower shall and shall cause Subservicer to conduct quality control reviews of Borrower’s and Subservicer’s servicing operations in accordance with industry standards and Agency requirements. Borrower shall report to Lender material quality control findings in a monthly summary report included with the certificate required under Section 7.01(h)(3).

(l) Special Affirmative Covenants Concerning Servicing Rights.

(i) The Borrower warrants and shall defend the right, title and interest of the Lender in and to the Servicing Rights pledged to the Lender against the claims and demands of all Persons whomsoever, subject to the restrictions imposed by the Acknowledgement Agreements to the extent that such restrictions are valid and enforceable under the applicable UCC and other Requirements of Law.

(ii) The Borrower shall preserve the security interests granted hereunder and upon request by the Lender undertake all actions which are necessary or appropriate, in the reasonable judgment of the Lender, to (x) maintain the Lender’s security interest (including the priority thereof) in the Collateral in full force and effect at all times prior to the satisfaction of all obligations under this Agreement and the release of the Lender’s lien in accordance with the terms and provisions of this Agreement, and (y) preserve and protect the Collateral and protect and enforce the rights of the Lender to the Collateral, including the making or delivery of all filings and recordings (of financing or continuation statements), or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, cause to be marked conspicuously its master data processing records with a legend, acceptable to the Lender, evidencing that such security interest has been granted in accordance with this Agreement.

(iii) Each Borrower Party and the Subservicer shall diligently fulfill its duties and obligations under the Servicing Contracts and the Subservicing Agreement in all material respects and shall not default in any material respect under any of the Servicing Contracts, Subservicing Agreement or the Acknowledgement Agreements; provided that it shall not be a breach of this covenant if: (a) an Agency shall terminate the Borrower’s rights under any Servicing Contract and the Borrower shall repay (without duplication of payment) to the Lender an amount equal to the excess of the sum of the Loans then outstanding over the sum of the Borrowing Base of all the Servicing Rights then pledged to the Lender within the time periods set forth in Section 2.08(b) or (b) any such Servicing Contract expires in accordance with its terms and without renewal or (c) a default declared by an Agency in respect of a Servicing Contract arose from a failure of the portfolio of serviced Mortgage Loans to perform as required by the related Servicing Contract and such Agency has elected in writing to continue to use the Borrower as servicer of both that portfolio and other pools of Mortgage Loans and individual Mortgage Loans and such Agency has not rescinded or revoked such election.

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(m) Maintenance of Property; Insurance. The Borrower shall, and shall cause Guarantor and Subservicer to keep all property useful and necessary in its business in good working order and condition. The Borrower shall and shall cause Subservicer to maintain a fidelity bond and be covered by insurance (including, without limitation, errors and omissions insurance) of the kinds and in the amounts customarily maintained by such similarly situated entities in the same jurisdiction and industry as the Borrower, in amounts acceptable to the Agencies, and neither Borrower nor Subservicer shall reduce such coverage without the written consent of Lender, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

(n) Use of Proceeds. The Borrower shall not use the proceeds of the Loans in contravention of the requirements, if any, of the Agencies.

(o) Reserved.

(p) Reserved.

(q) Notice of Disposal of Servicing Rights. In the event that the Borrower sells or otherwise disposes of any of the Pledged Servicing Rights, it shall give the Lender ten (10) Business Days’ prior written notice of such sale or disposition (together with a list of the affected loans and other information helpful to the Lender in assessing the related Collateral Value), during which time the Lender shall recalculate the Collateral Value for the Collateral remaining after such sale or disposition.

(r) Requests for Information. The Borrower shall furnish to the Lender within five (5) Business Days after the Lender’s request, any information, documents, records or reports with respect to the servicing or subservicing of the Collateral, any Borrower Party’s or Subservicer’s business or its relationship with any Agency, as the Lender may from time to time reasonably request.

(s) Monthly Reports. No later than the time set forth in Section 7.01(h)(1), Borrower shall provide to Lender (i) reports of information related to (x) any claims or compensatory fees actually paid by Borrower or Guarantor to each Agency related to enforcement by such Agency of its rights under the related Agency Guide (or to trusts under non-agency securitizations) that are not reimbursed from a predecessor originator/servicer, (y) a summary report of claims for repurchases or indemnity made by Agencies, insurers or trusts in non-agency securitizations, including the current status or resolution of such repurchase and indemnification demands; (z) the MSR Collateral as detailed in Schedule 7.01(s); (ii) a report provided by Borrower setting forth Borrower’s determination of the value of all of Borrower’s servicing rights (including servicing rights not subject to this Agreement) and cash flows, along with the appropriate certificate required under Section 7.01(h)(3); and (iii) copies of all notices it receives from any Agency that materially affect the Eligible Servicing Rights, including any notice received with respect to the events set forth in Section 6.01(n)(i) through (iv).

(t) REIT Status. Guarantor shall maintain its REIT status at all times.

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(u) Agency Collateral Account. To the extent applicable, within five (5) Business Days after the end of each month (beginning September 2015), the Borrower shall deliver a notice to the Lender setting forth the amount on deposit in the Agency Collateral Account, provided that if any such date is not a Business Day, such notice shall be delivered to the Lender on the next succeeding Business Day. To the extent not prohibited by an Agency, the Borrower shall promptly (and in any event within five (5) Business Days thereof) notify the Lender (and provide a copy of any written request) of any request it receives from such Agency indicating either (i) that the Borrower must deposit additional amounts in the Agency Collateral Account or (ii) that the Borrower is entitled to withdraw amounts from the Agency Collateral Account and such notice shall include the amount required to be deposited or entitled to be withdrawn, as applicable.

(v) Agency Information. The Borrower and the Guarantor shall make available the Chief Executive Officer, the President, the Chief Financial Officer, and/or any other appropriate officer of the Borrower or Guarantor, as applicable, to participate in discussions with Lender and provide information with respect to the following: (i) a projection of the obligations of the Borrower in connection with (A) repurchase obligations to Agencies and (B) amounts that may have been required to be deposited or entitled to be withdrawn from the Agency Collateral Account (the “Agency Obligations”), (ii) a projection of the impact the Agency Obligations may have on the operations of the Borrower, including but not limited to, the net impact on liquidity, statements of income, retained earnings and cash flows, (iii) the projected date of resolution of the Agency Obligations, and (iv) such other information as may be reasonably requested by the Lender, including information related to Subservicer’s financial condition, in all cases to the extent the Borrower is not prohibited from disclosing such information

(w) Corporate Rating. The Guarantor shall have obtained a published corporate rating.

(x) Subservicer Acknowledgement Letter. The Borrower shall cause the Subservicer to acknowledge the Lender’s rights hereunder and agree to follow all instructions of Lender upon the occurrence of a default hereunder, which side letter shall be acceptable to Lender in form and substance (such side letter, a “Subservicer Acknowledgement Letter”) and prior to permitting any other subservicer to service any Mortgage Loans related to the Eligible Servicing Rights pledged hereunder, the Borrower shall cause such subservicer to become a party to a Subservicer Acknowledgment Letter.

Section 7.02. Negative Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations have been paid in full, the Borrower shall not:

(a) other than in accordance with Section 7.02(c), take any action that would directly or indirectly materially impair or materially adversely affect the Borrower’s title to, or the value of, the Collateral;

(b) create, incur or permit or allow Subservicer to create, incur or permit to exist any Lien in or on the Collateral, or, unless otherwise permitted by the Lender, in or on any mortgage loans or servicing rights subject to any Fannie Mae Acknowledgment Agreement, except (x) the security interest granted hereunder in favor of the Lender and (y) the rights of Fannie Mae under the Servicing Contracts and the applicable Agency Guide, nor assign any right to receive income in respect thereof except as permitted under Section 7.02(c);

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(c) sell, lease or otherwise dispose of or allow Subservicer to sell lease, or otherwise dispose of any Collateral (other than sales or dispositions of Servicing Rights (i) resulting from the payoff of the related Mortgage Loans or the repurchase of the related Mortgage Loans by the Borrower, (ii) as required by an Agency or (iii) in the ordinary course of the Borrower’s servicing business) except as expressly permitted by this Agreement;

(d) engage to any substantial extent in any line or lines of business activity other than the businesses related to residential and commercial mortgage origination, acquisition and servicing carried on by it as of the Closing Date;

(e) (i) cancel or terminate or allow Subservicer to cancel or terminate any Facility Documents to which it is a party or consent to or accept any cancellation or termination thereof without Lender’s prior consent, (ii) amend, amend and restate, supplement or otherwise modify any Facility Document without Lender’s prior consent; provided that if an amendment to the Servicing Contracts or the Subservicing Agreements does not relate to and would not affect Subservicer’s servicing of the Mortgage Loans subject to this Agreement or the value or marketability of the Collateral, the prior written consent of the Lender is not required, (iii) consent to or allow Subservicer to consent to any amendment, modification or waiver of any term or condition of any Facility Document, without the prior written consent of the Lender, which consent shall not be unreasonably withheld, provided that if the amendment of a Servicing Contract is done unilaterally by an Agency, the prior written consent of the Lender is not required; provided further, that if an amendment to the Servicing Contracts or the Subservicing Agreements does not relate to and would not affect Subservicer’s servicing of the Mortgage Loans subject to this Agreement or the value or marketability of the Collateral, the prior written consent of the Lender is not required, (iv) waive or allow Subservicer to waive any material default under or breach of any Servicing Contracts, or (v) take any other action or allow Subservicer to take any other action in connection with any such Facility Documents that would impair in any material respect the value of the interests or rights of the Borrower thereunder or that would impair in any material respect the interests or rights of the Lender;

(f) change its name or the state of its organization unless the Borrower shall have given the Lender at least thirty (30) days’ prior written notice thereof and unless, prior to any such change, the Borrower shall have filed, or caused to be filed, such financing statements or amendments as the Lender determines may be reasonably necessary to continue the perfection of the Lender’s interest in the Collateral;

(g) appoint any subservicers other than the Subservicer with respect to any Servicing Rights pledged to the Lender pursuant to this Agreement without the consent of the Lender, which consent shall not be unreasonably withheld;

(h) take any action or allow Subservicer to take any action that would directly or indirectly materially impair or materially adversely affect the Borrower’s title to, or the value, of the Eligible Servicing Rights or materially increase the duties, responsibilities or obligations of the Borrower;

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(i) make any Restricted Payments following any Event of Default that has not been waived by the Lender in accordance herewith;

(j) directly or indirectly, sell, lease or otherwise transfer any Property or assets to, or otherwise acquire any Property or assets from, or otherwise engage in any transactions with, any of its Affiliates (other than any wholly-owned Subsidiary) unless the terms thereof are no less favorable to Lender, than those that could be obtained at the time of such transaction in an arm’s length transaction with a Person who is not such an Affiliate; and

(k) enter into any other financing facility with a lender other than the Lender to provide for the financing of Fannie Mae Servicing Rights.

Section 7.03. Notice of Certain Occurrences. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations have been paid in full:

(a) Defaults. Borrower shall promptly, and in any event within one (1) Business Day of knowledge thereof by a Responsible Officer of Borrower, inform Lender in writing of any Default, Event of Default by Borrower or any other Person (other than Lender or Lender’s Affiliates) of any material obligation under any Facility Document, or the occurrence or existence of any event or circumstance that Borrower reasonably expects will with the passage of time become a Default, Event of Default by Borrower or any other Person.

(b) Litigation. Borrower shall promptly inform Lender in writing of the commencement of, or any determination in, any dispute, litigation, investigation, proceeding, sanctions or suspension between Borrower, on the one hand, and any Governmental Authority (or any other Person, on the other, with an amount in controversy equal to or greater than $10,000,000).

(c) Material Adverse Effect on Collateral. As soon as possible, Borrower shall inform Lender in writing upon the Borrower becoming aware of any default related to any Collateral which should reasonably be expected to have a Material Adverse Effect.

(d) Reserved.

(e) Credit Default. Unless otherwise disclosed by Guarantor on Form 8-K with separate notice by Borrower to Lender of the filing of such Form 8-K, upon, and in any event within five (5) Business Days after, Borrower shall furnish the Lender notice of the involuntary termination, acceleration, maturity of or reduction in the amount available for borrowing under any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by a Borrower Party and any third party to the extent that such agreement or facility, prior to the effectiveness of such termination, acceleration, maturity or reduction in the amount available for borrowing, provides for a minimum amount available for borrowing by such Borrower Party equal to or greater than $10,000,000.

(f) Servicing Contract Transfer. As soon as possible, Borrower shall inform Lender in writing of the transfer, expiration without renewal, termination or other loss of all or any part of any Servicing Contract (or the termination or replacement of the Borrower thereunder), the reason for such transfer, loss or replacement, if known to it and the effects that such transfer, loss or replacement will have (or will likely have) on the prospects for full and timely collection of all amounts owing to the Borrower under or in respect of the Borrower’s Servicing Contracts.

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(g) Agency Notices. The Borrower shall promptly furnish the Lender copies of all notices it receives from Fannie Mae, Freddie Mac, HUD or Ginnie Mae indicating any adverse fact or circumstance in respect of the Borrower with respect to which adverse fact or circumstance Fannie Mae, Freddie Mac, HUD or Ginnie Mae, respectively, announces its intention to terminate or threatens to terminate the Borrower or the Subservicer with cause or with respect to which Fannie Mae, Freddie Mac, HUD or Ginnie Mae, announces its intention to conduct any inspection or investigation of Borrower or Subservicer, or either of their files or facilities outside of the ordinary course.

(h) Servicing Rights Notices. Borrower shall provide copies of (i) all notices it receives from any Agency that materially affect the Eligible Servicing Rights, including any notice received with respect to the events set forth in Section 6.01(n)(i) through (iv), and (ii) any demand by an Agency or an insurer for the repurchase of or indemnification with respect to a mortgage loan and the reason for such repurchase or indemnification within three (3) Business Days after Borrower or Subservicer receives notice thereof, if such demand would likely cause a Material Adverse Effect.

(i) Subservicer Rating. Borrower shall provide written notice to the Lender within two (2) Business Days of receipt of notice of any decrease in any servicer rating of the Borrower or Subservicer below (i) “SQ3”, as rated by Moody’s or (ii) “Average”, as rated by S&P.

(j) Other. Borrower shall furnish, or cause to be furnished, upon the request of Lender, such other information or reports as the Lender may from time to time reasonably request.

(k) Agency Requirements. Borrower shall provide written notice of any change in any Agency’s requirements regarding the Borrower’s or Subservicer’s minimum consolidated tangible net worth or any change in such Agency’s requirements regarding Borrower’s or Subservicer’s consolidated liquidity within five (5) Business Days after Borrower or Subservicer receives notice thereof.

(l) Amendment to any Servicing Contract or the Subservicing Agreement. The Borrower shall provide written notice to the Lender within five (5) Business Days after Borrower or the Subservicer enters into any amendment to the terms of any Servicing Contract or the Subservicing Agreement; provided, that the Borrower shall not allow Subservicer to enter into any amendment to the Subservicing Agreement or the Servicing Contracts that would affect Subservicer's servicing of the Mortgage Loans subject to this Agreement without the prior written consent of Lender.

(m) Subservicer. Borrower shall provide written notice to Lender within one (1) Business Day following the occurrence of a Subservicer Termination Event.

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ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01. Events of Default. The following events shall be “Events of Default”:

(a) The Borrower or Guarantor shall fail to (a) make any payment or deposit to be made by it under Article II, Section 3.01 or Section 8.02(d) when due (whether of principal or interest at stated maturity, upon acceleration, or at mandatory prepayments due to Borrowing Base Deficiencies or otherwise) or (b) make any other payment or deposit to be made by it hereunder when due and, solely with respect to this clause (b), such failure (other than with respect to payment of principal) shall continue unremedied for a period of three (3) Business Days;

(b) A Borrower Party shall fail to comply with the requirements of Sections 7.01(a)(ii)(A), 7.01(a)(iii), 7.02(c), or 7.03(f) and such default shall continue unremedied for a period of one (1) Business Day; or a Borrower Party shall otherwise fail to observe or perform any other agreement contained in this Agreement or any other Facility Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days following a Borrower Party obtaining knowledge thereof;

(c) Any representation, warranty or certification made or deemed made herein or in any other Facility Document by a Borrower Party or any certificate furnished to Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Section 6.02 which shall be considered solely for the purpose of determining the MSR Value of the Eligible Servicing Rights; unless (i) Borrower Party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Lender in its reasonable discretion to be materially false or misleading on a regular basis);

(d)    (1) The failure of the Borrower or Subservicer to be an approved servicer under the guidelines of an Agency with respect to which any Eligible Servicing Rights pledged under this Agreement relate, (2) the Borrower or Subservicer fails to service or subservice, as applicable, in accordance with the Agency Guides and the Lender determines in its good faith discretion that such failure may have a Material Adverse Effect, (3) the Borrower or Subservicer is terminated as servicer or subservicer, as applicable, with respect to any Eligible Servicing Rights by an Agency (except if the provisions of Section 7.01(l)(iii)(a)-(c) are met), (4) the Borrower or Subservicer shall at any time be terminated, revoked or suspended as servicer or subservicer, as applicable, with respect to any whole loan servicing or subservicing rights that make up a material portion of Borrower’s servicing portfolio or Subservicer’s subservicing portfolio, (5) Borrower or Subservicer shall cease to be approved by or its approval shall be revoked, suspended, rescinded, halted, eliminated, withdrawn, annulled, repealed, voided or terminated by an Agency as an approved seller/servicer or lender, (6) all or a portion of a Borrower Party’s or Subservicer’s servicing or subservicing portfolio consisting of Agency loans is seized, (7) any Agency shall at any time cease to accept delivery of any loan or loans from the Borrower under any program or notifies the Borrower that the Agency shall cease accepting loan deliveries from the Borrower and (8) receipt by a Borrower Party or Subservicer of a notice from any Agency indicating material breach, default or material non-compliance by such Borrower Party or Subservicer which the Lender reasonably determines may entitle such Agency to terminate such Borrower Party or Subservicer, as applicable, which notice has not been rescinded or nullified within three (3) Business Days of its receipt by such Borrower Party or Subservicer, as applicable, or such lesser time as Lender believes is necessary to protect its interest and provides Borrower with written notice thereof, as the case may be;

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(e) Any “event of default” or other material breach or failure to perform by Borrower or any of its Affiliates shall have occurred and shall be continuing beyond the expiration of any applicable grace period under the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by the Borrower or any of its Affiliates on the one hand and any third party (including an Affiliate of the Borrower but excluding the Lender or any Affiliate of Lender), which relates to the Indebtedness of the Borrower or any of its Affiliates in an amount individually or in the aggregate greater than $10,000,000;

(f) The Lender does not, or ceases to, have a first priority perfected security interest in the Collateral or any material part thereof, subject only to the interests of the Agency with respect to the related Agency Servicing Rights and other Collateral, other than as a result of a release of such security interest by the Lender and such default continues unremedied for a period of one (1) Business Day after the earlier of (i) a Responsible Officer of the Borrower or the Guarantor having actual knowledge thereof and (ii) written notice of such default from the Lender;

(g)    A Change of Control of the Borrower or the Guarantor occurs;

(h)    (A) Borrower or Subservicer ceases to be (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae or Freddie Mac approved servicer or HUD, Fannie Mae or Freddie Mac, as applicable, suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of the Borrower as either (1) a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae or Freddie Mac approved servicer or (B) the Borrower or Subservicer receives notice that HUD, Fannie Mae or Freddie Mac may take such action set forth in clause (A);

(i) Any “event of default” or other material breach or failure to perform shall have occurred and shall be continuing beyond the expiration of any applicable grace period under any instrument, agreement or contract between the Borrower or any of its Affiliates, on the one hand, and the Lender or any of Lender’s Affiliates on the other, including, without limitation, the Repo Agreement;

(j) Guarantor shall fail at any time to maintain its REIT Status or shall fail to satisfy all of the conditions set forth in Section 856(c)(2), (3) and (4) of the Internal Revenue Code and any Treasury Regulations promulgated thereunder;

(k) A Borrower Party shall fail to comply with the financial covenants set forth in the Repo Agreement;

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(l) The failure of Borrower or Subservicer to maintain any Agency’s net worth requirements;

(m) Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Affiliates, by a court, administrative tribunal or other body having jurisdiction over them and the same shall not be satisfied or discharged (or provisions shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof or, if a stay of execution is procured, sixty (60) days from the date such stay is lifted;

(n)    (1) The Borrower or any of its Affiliates files a voluntary petition in bankruptcy, seeks relief under any provision of any Insolvency Law or consents to the filing of any petition against it under any such law; (2) a proceeding shall have been instituted by any Affiliate of the Borrower in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or such Affiliate in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Borrower or such Affiliate, or for any substantial part of its Property, or for the winding-up or liquidation of its affairs, (3) a proceeding shall have been instituted by any Person (other than an Affiliate of the Borrower) in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any of its Affiliates in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Borrower or such Affiliate, or for any substantial part of its Property, or for the winding-up or liquidation of its affairs and the Borrower or such Affiliate shall have failed to obtain a relief (including, without limitation, a dismissal) or a stay of such involuntary proceeding within sixty (60) days, (4) the admission in writing by the Borrower or any of its Affiliates of its inability to pay its debts as they become due, (5) the Borrower or any of its Affiliates consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official, of all or any part of its Property or any custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official takes possession of all or any part of the Property of the Borrower or any of its Affiliates; (6) the Borrower or any of its Affiliates makes an assignment for the benefit of any of its creditors; or (7) the Borrower or any of its Affiliates generally fails to pay its debts as they become due;

(o) Any Governmental Authority or any Person, agency or entity acting or purporting to act under Governmental Authority (including any Agency) shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of the Borrower or any of its Affiliates, or shall have taken any action to displace the management of any of the Borrower or any of its Affiliates or to curtail the Borrower’s, or any of its Affiliates’ authority in the conduct of its business; or

(p) The Guarantor repudiates, revokes or attempts to revoke in writing the guaranty of the Guarantor set forth in Section 11.13 of this Agreement, in whole or in part.

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Section 8.02. Remedies.

(a) Optional Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 8.01(n), the Lender may by written notice to the Borrower, terminate the Facility and declare all Loans and all other Obligations to be immediately due and payable.

(b) Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 8.01(n) the Facility shall be automatically terminated and the Loans and all other Obligations shall be immediately due and payable upon the occurrence of such event, without demand or notice of any kind.

(c) Remedies. Upon any acceleration of the Loans pursuant to this Section 8.02, the Lender, in addition to all other rights and remedies under this Agreement or otherwise, shall have all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. The Borrower agrees, upon the occurrence of an Event of Default and notice from the Lender, to assemble, at its expense, all of the Collateral that is in its possession (whether by return, repossession, or otherwise) at a place designated by the Lender. All out-of-pocket costs incurred by the Lender in the collection of all Obligations, and the enforcement of its rights hereunder, including reasonable attorneys’ fees and legal expenses, shall be paid out of the Collateral. Without limiting the foregoing, upon the occurrence of an Event of Default and the acceleration of the Loans pursuant to this Section 8.02, the Lender may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) enter upon any premises where any of the Collateral which is in the possession of the Borrower (whether by return, repossession, or otherwise) may be located and take possession of and remove such Collateral, (ii) sell any or all of such Collateral, free of all rights and claims of the Borrower therein and thereto, at any public or private sale, and (iii) bid for and purchase any or all of such Collateral at any such sale. Any such sale shall be conducted in a commercially reasonable manner and in accordance with applicable law. The Borrower hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Lender of any of its rights and remedies upon the occurrence of an Event of Default. Each of the Lender and the Borrower shall have the right (but not the obligation) to bid for and purchase any or all Collateral at any public or private sale. The Borrower hereby agrees that in any sale of any of the Collateral, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. The Lender shall not be liable for any sale, private or public, conducted in accordance with this Section 8.02(c). If an Event of Default occurs, and upon acceleration of the Loans hereunder, the Loans and all other Obligations shall be immediately due and payable, and collections on the Eligible Servicing Rights and proceeds of sales and securitizations of Eligible Servicing Rights, and other Collateral will be used to pay the Obligations.

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(d) In the event that Borrower receives a notice from an Agency indicating a material breach, material default or material non-compliance by the Borrower that the Lender reasonably determines may entitle such Agency to terminate the Borrower, which breach, default or non-compliance has not been satisfactorily cured or remedied within ten (10) Business Days of the receipt by the Borrower of such notice, or such lesser time as Lender believes is necessary to protect its interest and provides Borrower with written notice thereof, as the case may be, the Lender may by written notice to the Borrower, terminate the Facility and declare all Loans and all other Obligations to be immediately due and payable.

Section 8.03. Collection Account; Application of Proceeds.

(a) Collection Account. Prior to the Closing Date, the Borrower and the Lender shall have established at Bank, in the name of the Lender a non-interest bearing segregated special purpose trust account (such account being herein called the “Collection Account”). The Lender will maintain the Collection Account only with a bank acceptable to the Lender. The Borrower shall or shall cause the Subservicer to deposit all Collections received by it into the Collection Account within two (2) Business Days of receipt thereof.

(b) Distributions Prior to an Event of Default. So long as no Event of Default has occurred and is continuing hereunder, the Borrower may withdraw amounts on deposit in the Collection Account at any time.

(c) Distributions After an Event of Default. The Lender may, at any time and without notice to, or consent from, the Borrower, transfer, or direct the transfer of, funds from the Collection Account to satisfy the Borrower’s obligations under the Facility Documents if an Event of Default shall have occurred and be continuing.

(d) On each Business Day during which an Event of Default has occurred and is continuing hereunder, the Lender shall apply Collections in the following order to pay:

(i) to the Lender, any fees due pursuant to the terms hereof;

(ii) to the Lender or any Indemnified Party an amount equal to any other amounts (including the Outstanding Aggregate Loan Amount) then due to such Persons pursuant to this Agreement that have not been paid by the Borrower (and to the extent that there are insufficient funds to pay all of the foregoing amounts, such amount shall be distributed to the foregoing parties, pro rata in accordance with the amounts due to such parties); and

(iii) any remaining amounts to the Borrower by transferring such amount to the account specified in writing by the Borrower.

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ARTICLE IX

ASSIGNMENT

Section 9.01. Restrictions on Assignments. The Borrower shall not assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign any or all of its rights and, with the Borrower’s prior written consent (not to be unreasonably withheld or delayed), its obligations, under this Agreement, under any Loan pursuant to this Agreement or under the other Facility Documents, to any other entity; provided that notwithstanding anything herein to the contrary, Borrower shall not be subject to any increased costs or expenses as a result of such assignment made without Borrower’s consent.

Section 9.02. Evidence of Assignment; Endorsement on Note. The Lender hereby agrees that it shall endorse the Note to reflect any assignments made pursuant to this Article IX or otherwise.

Section 9.03. Rights of Assignee. Upon the assignment the Lender of all of its rights and obligations hereunder, under the Note and under the other Facility Documents to an assignee in accordance with Section 9.01, such assignee shall have all such rights and obligations of the Lender as set forth in such assignment or delegation, as applicable, and all references to the Lender in this Agreement or any Facility Document shall be deemed to apply to such assignee to the extent of such interest. If any interest in any Facility Document is transferred to any assignee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such assignee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.02.

Section 9.04. Permitted Participants; Effect. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time (and from time to time) sell to one or more banks or other entities (each a “Participant”) participating interests in any Loan owing to the Lender, any Note held by the Lender, any Available Facility Amount of the Lender, or any other interest of the Lender under this Agreement or the other Facility Documents. In the event of any such sale by the Lender of a participating interest to a Participant, (i) the Lender’s obligations hereunder and under the other Facility Documents shall remain unchanged; (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations; and (iii) the Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for the purposes under the Loan Documents. All amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests. The Borrower and the Lender shall continue to deal solely and directly with each other in connection with the Lender’s rights and obligations under the Facility Documents.

Section 9.05. Voting Rights of Participants. The Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Facility Documents other than any amendment, modification, or waiver with respect to any Loan or Available Facility Amount in which such Participant has an interest which forgives principal, interest, or fees or reduces the interest rate or fees payable with respect to any such Loan or Available Facility Amount, extends the Wind Down Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Available Facility Amount or releases all or substantially all of the Collateral (other than as expressly permitted pursuant to the Facility Documents).

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ARTICLE X

INDEMNIFICATION

Section 10.01. Indemnities by the Borrower. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify, the Lender, its Affiliates, successors, permitted transferees and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, the other Facility Documents, or any transaction contemplated hereby or thereby excluding, however, (a) Indemnified Amounts to the extent a court of competent jurisdiction determines that they resulted from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party, (b) in the event that the Lender has assigned its rights or delegated its obligations in respect of this Agreement, and the Indemnified Amounts with respect to such assignee exceed the Indemnified Amounts that would otherwise have been payable by the Borrower to the Lender, the amount of such excess, (c) taxes expressly excluded from Taxes in Section 3.02(a) above (other than any such Taxes that are incremental and arise solely by reason of a breach by the Borrower of its obligations under this Agreement), and (d) any lost profits or indirect, exemplary, punitive or consequential damages of any Indemnified Party. In any suit, proceeding or action brought by the Lender in connection with any Collateral for any sum owing thereunder, or to enforce any provisions of any Collateral, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender’s out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of the Lender’s rights under this Agreement, the Note, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower. Under no circumstances shall any Indemnified Party be liable to the Borrower for any lost profits or indirect, exemplary, punitive or consequential damages.

Section 10.02. General Provisions. If for any reason the indemnification provided above in Section 10.01 (and subject to the limitations on indemnification contained therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless on the basis of public policy, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

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The provisions of this Article X shall survive the termination of this Agreement and the payment of the Obligations.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Amendments, Etc. Neither this Agreement nor any provision hereof may be amended, supplemented, or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

Section 11.02. Notices, Etc. Except as provided herein, all notices required or permitted by this Agreement shall be in writing (including without limitation by Electronic Transmission, email or facsimile) and shall be effective and deemed delivered only when received by the party to which it is sent; provided that notices of Events of Default and exercise of remedies or under Section 8.02 shall be sent via overnight mail and by electronic transmission. Any such notice shall be sent to a party at the address, electronic mail or facsimile transmission number set forth on Schedule 11.02 or to such other address, e-mail address or facsimile number as either party may notify to the others in writing from time to time.

Section 11.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and assigns, provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted in Section 9.01.

Section 11.05. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT). EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT IN THE BOROUGH OF MANHATTAN AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

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EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 11.06. Entire Agreement. This Agreement and the Facility Documents embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein.

Section 11.07. Acknowledgement. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Facility Documents to which it is a party;

(b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

(c) no joint venture exists among or between the Lender and the Borrower.

Section 11.08. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.

Section 11.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 11.10. Confidentiality. Each party hereto agrees for the benefit of the other party that it will hold any confidential information received from the other party pursuant to this Agreement or any other Facility Document in strict confidence, as long as such information remains confidential except for disclosure to (i) its Affiliates, (ii) its legal counsel, accountants, and other professional advisors or to a permitted assignee or participant, (iii) regulatory officials, (iv) any Person as requested pursuant to or as required by law, regulation, legal process, or the rules and regulations of any Governmental Authority or stock exchange, (v) any Person in connection with any legal proceeding to which it is a party, (vi) rating agencies if requested or required by such agencies in connection with a rating, and (vii) any Agency. The parties agree that this Agreement is confidential information of the Lender. The Lender also agrees that it will comply with all applicable securities laws with respect to any non-public information of the type referenced in the preceding sentence in its possession. This Section 11.10 shall survive termination of this Agreement.

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Section 11.11. Survival. This Agreement shall remain in effect until the Termination Date; provided, however, that no such termination shall affect Borrower’s Obligations to Lender at the time of such termination. The obligations of the Borrower under Sections 3.02, 10.01 and 11.10 hereof shall survive the repayment of the Loans and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made

Section 11.12. Set-Off. In addition to any rights and remedies of the Lender provided by this Agreement and by law, the Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by the Lender or its Affiliates to Borrower against all of Borrower’s or any Repurchase Party's obligations to the Lender or its Affiliates under this Loan Agreement with respect to Borrower or the Repo Agreement with respect to such Repurchase Party or under any other agreement between the parties or between Borrower or any Repurchase Party and any affiliate of the Lender, or otherwise whether or not such obligations are then due, without prejudice to the Lender’s or its Affiliate’s right to recover any deficiency. Lender agrees promptly to notify Borrower and each Repurchase Party after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.13. Guaranty.

(a) Subject to Section 11.13(h) below, Guarantor hereby unconditionally and irrevocably guarantees to Lender the prompt payment of the Guaranteed Obligations in full when due (whether at the stated maturity, by acceleration or otherwise). Any such payment shall be made at such place and in the same currency as such relevant Guaranteed Obligation is payable. This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.

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(b) The obligations of the Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, or any other agreement or instrument referred to herein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Guarantor agrees that this guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to this Agreement or any other Facility Document or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and Guarantor hereby waives the right to require Lender to proceed against any other Person or to require the Lender to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein shall prevent Lender from suing in any jurisdiction on this Agreement or any other Facility Document or foreclosing its security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to it under this Agreement or any instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of Guarantor’s obligations hereunder; it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Guarantor’s obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by reason of the application of the laws of any foreign jurisdiction. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by Lender upon this guaranty or acceptance of this guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Borrower and Guarantor, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

(c) Guarantor agrees that (a) all or any part of the security which hereafter may be held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lender shall not have any obligation to protect, perfect, secure or insure any such security interests or Liens which hereafter may be held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed, increased or accelerated, in whole or in part; (d) Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of this Agreement or any other Facility Document may be modified, amended or waived; and (f) any deposit balance for the credit of Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

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(d) Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of this guaranty by the Lender and of all transfers of funds to Borrower by Lender; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of Lender obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Guaranteed Obligations, or Lender’s subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which Borrower might otherwise be entitled in connection with the guaranty evidenced by this Section 11.13; and (f) demand for payment under this guaranty.

(e) The obligations of Guarantor under this Section 11.13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantor agrees that it will indemnify Lender on demand for all reasonable and documented costs and out-of-pocket expenses (including, without limitation, reasonable and documented fees and expenses of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(f) Guarantor agrees that, as between Guarantor, on the one hand, and Lender, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by Guarantor.

(g) Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 11.13(a), whether by subrogation or otherwise, against Borrower or any security for any of the Guaranteed Obligations.

(h) Notwithstanding any provision to the contrary contained herein, to the extent the obligations of Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any Applicable Law relating to fraudulent conveyances or transfers) then the obligations of Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (as now or hereinafter in effect).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Pennymac Corp., as Borrower

By: /s/ Pamela Marsh

Name: Pamela Marsh

Title: Executive Vice President, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By: /s/ Pamela Marsh

Name: Pamela Marsh

Title: Executive Vice President, Treasurer

BARCLAYS BANK PLC, as Lender

By: /s/ Ellen Kiernan

Name: Ellen Kiernan

Title: Director

Signature Page to Loan and Security Agreement

(Barclays-PennyMac)

SCHEDULE I

DEFINITIONS

1.1 Definitions. As used in this Agreement the following terms have the meanings as indicated:

“Acknowledgement Agreement” means an Acknowledgement Agreement, by and among an Agency, the Borrower and the Lender as secured party, pursuant to which the Agency acknowledges the security interest granted pursuant to this Agreement of the Lender in the Servicing Rights related to pools of mortgage loans securitized with such Agency, together with any amendments and addenda thereto.

“Advance” means any P&I Advance, T&I Advance or Corporate Advance.

“Advance Rate” has the meaning assigned to it in the Pricing Side Letter.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that in respect of Subservicer the term “Affiliate” shall include only Private National Mortgage Acceptance Company, LLC and its wholly owned subsidiaries, and in respect of Borrower or Guarantor the term “Affiliate” shall include only PennyMac Mortgage Investment Trust and its wholly owned subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Agency” means Fannie Mae, Freddie Mac or Ginnie Mae.

“Agency Collateral Account” means the account established by the Borrower for the benefit of Fannie Mae with a bank specified by Fannie Mae.

“Agency Guide” with respect to (1) Fannie Mae, the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide, as amended from time to time, (2) Freddie Mac, the Freddie Mac Seller/Servicer Guide, and (3) with respect to Ginnie Mae, the Ginnie Mae MBS Guide, and in all cases, any other applicable guides published by such Agency and any related announcements, directives and correspondence issued by such Agency.

“Agency Servicing Rights” means all Servicing Rights with respect to the Agencies.

“Ancillary Income” means all money which is due and payable in connection with each Mortgage Loan other than the Servicing Fee and specifically including, without limitation, late charge fees, assignment transfer fees, insufficient funds check charges, amortization schedule fees, interest from escrow accounts and all other incidental fees and charges and any Float Benefit, in each case, to the extent such amounts are allocable to a Mortgage Loan, specifically excluding Excluded Collateral.

Schedule I - 1

“Applicable Law” means as to any Person, any law, treaty, rule or regulation (including the Investment Company Act of 1940, as amended) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Margin” has the meaning assigned to it in the Pricing Side Letter.

“Available Facility Amount” means $200,000,000; provided however that at no time may the Outstanding Aggregate Loan Amount exceed:

(A) the Borrowing Base; or

(B) the amount that, when added to the aggregate principal amounts outstanding under the Repo Agreement, would equal the Maximum Aggregate Purchase Price (as such term is defined in the Repo Agreement).

“Available Loan Amount” means, on any Business Day, an amount equal to the lesser of (a) (i) the then current Available Facility Amount minus (ii) the Outstanding Aggregate Loan Amount, and (b) the Borrowing Base (giving effect to all Collateral to be pledged hereunder on such Business Day).

“Bank” means City National Bank.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble.

“Borrower Funding Request” means the request to fund a Loan on any Funding Date, substantially in the form of Exhibit 2.03, delivered in accordance with Section 2.03(a).

“Borrower Party” means each of Borrower and Guarantor.

“Borrowing Base” means, as of any date of determination, an amount equal to the aggregate Collateral Value of all Collateral for Loans that have been and remain pledged to the Lender hereunder.

“Borrowing Base Deficiency” has the meaning set forth in Section 2.08(b).

“Borrowing Base Report” means the borrowing base report, substantially in a format agreed upon between Borrower and Lender, delivered by the Lender in accordance with Section 2.04(b).

“Borrowing Base Shortfall Day” has the meaning set forth in Section 2.08(b).

Schedule I - 2

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day upon which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests, including, without limitation, limited and general partnership interests, in a person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change in Law” means a change in any Applicable Law applicable to the Facility Documents that would have an adverse effect, as determined by Lender in its sole discretion, on Lender’s exercise of remedies following an Event of Default.

“Change of Control” (i) for the Borrower (a) any transaction or event as a result of which the Guarantor ceases to own, beneficially or of record, more than 50% of the stock of Borrower, (b) the sale, transfer, or other disposition of all or substantially all of Borrower’s assets (excluding any such action taken in connection with any securitization transaction or routine sales of Mortgage Loans), or (c) the consummation of a merger or consolidation of Borrower with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of the Borrower immediately prior to such merger, consolidation or other reorganization and (ii) for the Guarantor (a) the sale, transfer, or other disposition of all or substantially all of Guarantor’s assets (excluding any such action taken in connection with any securitization transaction or routine sales of Mortgage Loans) or (b) the consummation of a merger or consolidation of Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of the Guarantor immediately prior to such merger, consolidation or other reorganization.

“Closing Date” means the date on which all of the conditions set out in Section 5.01 are satisfied.

“Collateral” has the meaning set forth in Section 4.01.

“Collateral Reporting Date” has the meaning set forth in Section 2.03(b).

“Collateral Value” means, for purposes of determining the value of the Borrowing Base from time to time, with respect to the Eligible Servicing Rights, (a) (i) the Advance Rate for Eligible Servicing Rights, multiplied by (ii) the MSR Value of the Eligible Servicing Rights as determined by the Lender in good faith, minus (b) any outstanding repurchase and indemnity obligations under the related Servicing Contract that are due and payable by the Borrower, but have not yet been paid by the Borrower.

“Collection Account” means the account established by Borrower in accordance with Section 8.03(a).

Schedule I - 3

“Collection Account Control Agreement” means that certain Collection Account Control Agreement, to be entered into by and among the Borrower, the Lender and Bank, with respect to the Collection Account, in form and substance acceptable to the Lender, as the same may be amended, modified or supplemented from time to time.

“Collections” means any Servicing Fees, any excess servicing or subservicing rights or retained yield, and any Ancillary Income that the Borrower as servicer is entitled to receive pursuant to the Servicing Contracts.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.01 hereto or other form reasonably acceptable to the Lender.

“Corporate Advance” means, collectively, (a) any advance (other than those described in clause (b) below) made by the Borrower as servicer pursuant to the Servicing Contracts to inspect, protect, preserve or repair properties that secure defaulted Mortgage Loans or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by the Borrower as servicer in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving Mortgagors on defaulted Mortgage Loans, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by a Mortgage Loan on such a property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar action, (b) any advance made by the Borrower as servicer pursuant to the Servicing Contracts to foreclose or undertake similar action with respect to a Mortgage Loan, and (c) any other out of pocket expenses incurred by the Borrower as servicer pursuant to the Servicing Contracts (including, for example, costs and expenses incurred in loss mitigation efforts and in processing assumptions of Mortgage Loans), to the extent such advances are reimbursable pursuant to the Servicing Contracts.

“Custodial File” means with respect to any Mortgage Loan, a file pertaining to such Mortgage Loan being held by the Custodian that contains the mortgage documents pertaining to such Mortgage Loan.

“Custodian” means any financial institution that holds documents for any of the Mortgage Loans on behalf of an Agency.

“Default” means an Event of Default or an Unmatured Event of Default.

“Default Rate” means, with respect to any Loan for any Interest Period, and any late payment of fees or other amounts due hereunder, the LIBOR Rate for the related Interest Period (or for all successive Interest Periods during which such fees or other amounts were delinquent), plus 5.0% per annum.

“Disposition” means, with respect to any Person, any sale or other whole or partial conveyance of all or any portion of such Person’s Property, or any direct or indirect interest therein to a third party, including the granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such assets or the subjecting of any portion of such assets to restrictions on transfer.

Schedule I - 4

“Dollars” means dollars in lawful money of the United States of America.

“Electronic File” means any electronic file, in form and substance reasonably acceptable to the Lender and containing the information agreed to between the Borrower and the Lender; delivered by the Borrower to the Lender on a Funding Notice Date or Collateral Reporting Date pursuant to Section 2.03(a) or 2.03(b) and reflecting those Mortgage Loans related to Pledged Servicing Rights as of the close of business on such Funding Notice Date; provided, however, that with regard to the Electronic File delivered in connection with a Collateral Reporting Date, such Electronic File shall reflect information as of the close of business on the last Business Day of the preceding calendar month.

“Eligible Seller” means a Person who sold Mortgage Loans to the Borrower, which Mortgage Loans the Borrower subsequently resold to another party or securitized, and retained the servicing rights and obligations with respect thereto under the Servicing Contracts.

“Eligible Servicing Rights” means, mortgage servicing rights owned by Borrower that are either (i) appurtenant to mortgage loans that have been sold to Fannie Mae or otherwise delivered to Fannie Mae for inclusion in a securitization by Fannie Mae, and are serviced by Borrower, (ii) appurtenant to mortgage loans (1) which were, but are no longer, pooled in securitizations by Fannie Mae, (2) which are currently owned by Fannie Mae in portfolio and (3) for which Borrower is acting as the servicer, (iii) appurtenant to mortgage loans owned by Borrower and not subject to any lien or other encumbrance, which mortgage loans are eligible for pooling with Fannie Mae, or (iv) appurtenant to mortgage loans that are serviced by the Borrower and are either securitized in a non-agency securitization with respect to which the Lender has approved the related PSA or held in whole loan format and either owned by the Borrower or servicing pursuant to a servicing agreement approved by the Lender; provided that all such mortgage loans shall be “qualified mortgages” or otherwise approved by the Lender for inclusion. In addition, all Eligible Servicing Rights must comply with the eligibility criteria set out in Schedule 6.02.

“Event of Default” has the meaning set forth in Section 8.01.

“Excluded Collateral” means all right, title and interest of the Borrower, whether now owned or hereafter acquired, in, to and under its rights to reimbursement for all Advances made under the Servicing Contracts.

“Facility” means the loan facility provided to the Borrower by the Lender pursuant to this Agreement.

“Facility Documents” means this Agreement, the Note, the Collection Account Control Agreement, the Pricing Side Letter, the Servicing Contracts, each Acknowledgement Agreement, the Subservicer Acknowledgment Letter, the Subservicing Agreement, the Master Netting Agreement and all notices, certificates, financing statements and other documents to be executed and delivered by the Borrower in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Program Documents (as defined in the Repo Agreement) shall not be deemed Facility Documents.

Schedule I - 5

“Fannie Mae” means The Federal National Mortgage Association, also known as Fannie Mae, or any successor thereto.

“Fannie Mae Acknowledgment Agreement” means any Acknowledgment Agreement in respect of any Fannie Mae Servicing Rights.

“Fannie Mae Servicing Rights” means all Servicing Rights with respect to mortgage loans serviced by the Borrower for Fannie Mae.

“Float Benefit” means the net economic benefit resulting from investments of funds representing escrow and custodial deposits held for the account of the servicer or subservicer, or the related Agency relating to the Mortgage Loans.

“Foreign Lender” means any successor or assignee of Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State and Commonwealth thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Freddie Mac” means The Federal Home Loan Mortgage Corporation, also known as Freddie Mac, or any successor thereto.

“Funding Date” means the date of any Loan advance hereunder as provided in Section 2.03 hereof.

“Funding Notice Date” means the date on which the Borrower shall deliver a Borrower Funding Request, which shall be (i) at least two (2) Business Days prior to the date which the Borrower has requested as a Funding Date as provided therein, or (ii) if a Borrower Funding Request relates to new Collateral, at least five (5) Business Days prior to the date which the Borrower has requested as a Funding Date as provided therein.

“GAAP” means United States Generally Accepted Accounting Principles inclusive of, but not limited to, applicable statements of Financial Accounting Standards issued by the Financial Accounting Standards Board, its predecessors and successors and SEC Staff Accounting Guidance as in effect from time to time applied on a consistent basis.

“Ginnie Mae” means The Government National Mortgage Association, also known as Ginnie Mae, or any successor thereto.

“Governmental Action” means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any municipality and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Schedule I - 6

“Guarantor” shall mean PennyMac Mortgage Investment Trust, its successors and permitted assigns.

“Guaranteed Obligations” means, without duplication, all of the Obligations of Borrower to Lender, whenever arising, under this Agreement or any other Facility Document (including, but not limited to, obligations with respect to principal, interest and fees).

“HUD” means the United States Department of Housing and Urban Development, or any successor thereto.

“Indebtedness” means, with respect to any Person as of any date of determination: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations; (f) payment obligations under repurchase agreements, single seller financing facilities, warehouse facilities and other lines of credit; (g) indebtedness of others guaranteed on a recourse or partial recourse basis by such Person; (h) all obligations incurred in connection with the acquisition or carrying of fixed assets; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other known or contingent liabilities of such Person.

“Indemnified Amounts” has the meaning set forth in Section 10.01.

“Indemnified Party” has the meaning set forth in Section 10.01.

“Initial Borrower Funding Request” means the request to fund the Loan on the Initial Funding Date, substantially in the form of Exhibit 2.03, delivered in accordance with Section 2.03(a), that is current as of the end of the previous calendar month.

“Initial Borrowing Base Report” means the borrowing base report, substantially in the form agreed to between the Borrower and the Lender, delivered by the Lender in accordance with Section 2.04(a) based on the initial Electronic File.

“Initial Funding Date” means the Funding Date on which the first Loan is made pursuant to this Agreement, as specified in the Initial Borrower Funding Request.

“Insolvency Law” means any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction in effect at any time during the term of this Agreement.”

Schedule I - 7

“Interest Period” means, for any Loan, (i) an initial period beginning on the Funding Date for such Loan and ending on the last day of the calendar month in which such Funding Date occurs; and (ii) subsequent consecutive periods thereafter, beginning on the first day of each subsequent calendar month and ending on the earlier of (x) the last day of the same calendar month in which such Interest Period began and (y) the Wind Down Date; and (iii) subsequent consecutive periods thereafter, beginning on the first day following, initially, the Wind Down Date, and thereafter, each Loan Repayment Date, and ending on the earlier of (x) the next following Loan Repayment Date and (y) the date on which the amount of all Obligations have been reduced to zero.

“Interest Rate” means, with respect to all Loans, the LIBOR Rate plus the Applicable Margin.

“Investment Company Act” means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

“Lender” means Barclays Bank PLC.

“LIBOR Rate” means for each day, the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one month appearing on Bloomberg Screen US 0001M Page or if such rate ceases to appear on Bloomberg Screen US 0001M Page, or any other service providing comparable rate quotations at approximately 11:00 a.m., London time, on the applicable date of determination, or such interpolated rate as determined by the Lender.

“Lien” means with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement, and in each case, other than an Agency’s rights and interests in the related Agency Servicing Rights.

“Loan Repayment Date” means, (i) initially, the date that is thirty (30) days after the Wind Down Date, and (ii) thereafter, each date that is thirty (30) days after the immediately preceding Loan Repayment Date.

“Loans” has the meaning set forth in Section 2.01.

“Margin Call” has the meaning set forth in Section 2.08.

“Master Agreements” has the meaning provided in the Fannie Mae Guides.

“Master Netting Agreement” means that certain Master Netting Agreement, dated as of September 14, 2015 by and among the Borrower, the Guarantor, Barclays Capital Inc. and the Lender, as amended.

Schedule I - 8

“Material Adverse Effect” means a material adverse effect on (a) the property, business, operations, or financial condition of Borrower, Subservicer or Guarantor, (b) the ability of Borrower, Subservicer or Guarantor to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Lender under any of the Facility Documents, (e) the Collateral, or (f) the validity, perfection, priority or enforceability of Lender’s security interest in the Collateral.

“Maturity Date” means September 13, 2016.

“MBS” means mortgage backed securities.

“MBS Trust” means any of the trusts or trust estates in which the Mortgage Loans being serviced by the Borrower pursuant to the Servicing Contracts are held by the related MBS Trustee.

“MBS Trustee” means a trustee or indenture trustee for an MBS Trust.

“Monthly Settlement Date” means, (i) initially, the earliest to occur of (a) the fifth (5th) Business Day of each calendar month, commencing October 7, 2015, and (b) the Wind Down Date, and (ii) following the occurrence of the Wind Down Date, each Loan Repayment Date (or, if such day is not a Business Day, the following Business Day).

“Moody’s” means Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage” means a mortgage, mortgage deed, deed of trust, or other instrument creating a first lien on or first priority security interest in an estate in fee simple in real property securing a Mortgage Note including any riders, assumption agreements or modifications relating thereto.

“Mortgage File” means, with respect to any Mortgage Loan, a file or files pertaining to such Mortgage Loan that contains the mortgage documents pertaining to such Mortgage Loan including any mortgage documents pertaining to such Mortgage Loan required by the Agency Guides.

“Mortgage Loan” means the mortgage loans listed on the Relevant Electronic File (as provided to the Lender pursuant to Section 2.03(a) or 2.03(b)).

“Mortgage Note” means the note or other evidence of indebtedness of a Mortgagor secured by a Mortgage pertaining to a Mortgage Loan.

“Mortgage Selling and Servicing Contract” means that certain Mortgage Selling and Servicing Contract, dated as of September 23, 2010, as amended, supplemented and assigned, by and between Borrower and Fannie Mae.

“Mortgagor” means the obligor on a Mortgage Note.

Schedule I - 9

“MSR Value” means, with respect to (i) any Eligible Servicing Right included in the Borrowing Base the fair value ascribed to such asset by the Lender in its sole good faith discretion, taking into account any outstanding obligations owed by Borrower to an Agency, as applicable, as marked to market as often as daily, (ii) a Servicing Right which is not an Eligible Servicing Right included in the Borrowing Base, zero. The Lender’s good faith determination of MSR Value shall be conclusive upon the parties, absent manifest error on the part of the Lender. The Borrower acknowledges that the Lender’s determination of MSR Value is for the limited purpose of determining Collateral Value for lending purposes hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Eligible Servicing Rights achieved by obtaining competing bids. For the purpose of determining the related MSR Value, the Lender shall have the right to use either the Borrower’s valuation of the Eligible Servicing Rights delivered pursuant to Section 2.04 herein or the Lender’s valuation, or both. Subsequently, Lender shall have the right to reasonably request at any time from Borrower, an updated valuation for each Eligible Servicing Right, in a form acceptable to Lender in its sole discretion; provided that the Lender shall not be obligated to rely on either valuation and shall have the right to determine the MSR Value of the Eligible Servicing Rights at any time in its sole discretion. The MSR Value shall be deemed to be zero with respect to each Loan for which such valuation is not provided within a reasonable time.

“Note” means the promissory note of the Borrower issued to the Lender, in substantially the form of Exhibit 2.02(a), as amended from time to time, and any replacement thereof or substitution therefor.

“Obligations” means the Outstanding Aggregate Loan Amount, all accrued and unpaid interest thereon and all other amounts payable by the Borrower to the Lender pursuant to this Agreement, the Note or any other Facility Document.

“Opinion of Counsel” means a written opinion of counsel, reasonably acceptable to each Person to whom such opinion is addressed.

“Other Taxes” has the meaning set forth in Section 3.02.

“Outstanding Aggregate Loan Amount” means, at any time, the aggregate principal amount of the Loans funded by the Lender, minus the aggregate amount of payments received by the Lender prior to such time and applied to reduce the principal amount of the Loans.

“P&I Advance” means any advance disbursed by the Borrower as servicer pursuant to any Servicing Contract of delinquent interest and/or principal on the related Mortgage Loans.

“Participant” has the meaning set forth in Section 9.04.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

“Pledged Servicing Rights” means any Eligible Servicing Rights a security interest in which has been granted to the Lender pursuant to this Agreement (it being understood that the Servicing Rights pledged will be identified by pool number in the Electronic Files).

Schedule I - 10

“Pool” means a group of Mortgage Loans, which are the security for a mortgage-backed security issued or guaranteed by an Agency.

“Prepayment Notice” means a notice substantially in the form of Exhibit 2.08(b).

“Pricing Side Letter” means that certain Loan and Security Agreement Pricing Side Letter, dated as of September 14, 2015, among the Borrower, the Guarantor and the Lender, entered into in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“PSA” means a pooling and servicing agreement or similar agreement related to a non-agency securitization.

“Recourse Servicing Obligations” means with respect to any mortgage loan, (a) any obligation or liability (actual or contingent) of the servicer or subservicer in respect of such Mortgage Loan to indemnify the relevant Agency for any losses incurred in respect of any Mortgage Loan that was determined at the time of sale to have been ineligible for sale to the applicable Agency due to a breach of one or more representations and warranties but accepted for purchase subject to any waiver and indemnity obligations, or (b) any other obligations described from time to time as being sold “with recourse” as such term (or terms of similar meaning) are defined in the relevant Agency Guide, as amended or supplemented from time to time, and any successor publications thereto having the same general contents and purpose.

“Related Escrow Account Balances” means the balance, on the related Funding Date, of any escrow or impound accounts maintained by the Borrower which relate to any Mortgage Loan, including, without limitation, items escrowed for mortgage insurance, property taxes (either real or personal), hazard insurance, flood insurance, ground rents, or any other escrow or impound items required by any Mortgage Note or Mortgage, reduced by any unpaid real estate taxes or insurance premiums required to be paid by the Borrower, with respect to which amounts have been escrowed by the related Mortgagor.

“Related Principal and Interest Custodial Accounts” means all principal and interest custodial accounts maintained by the Borrower that relate to any Mortgage Loan or Pool.

“Relevant Electronic File” means, on any Business Day, the most recently delivered Electronic File that was delivered in accordance with Section 2.03(a) or 2.03(b) and relates to Eligible Servicing Rights that constitute Collateral hereunder.

“Repayment Notice” means a notice substantially in the form of Exhibit 2.08(a).

“Repo Agreement” means the Master Repurchase Agreement, among the Subservicer, the Guarantor, Borrower and Lender, dated September 14, 2015, as amended.

“Repurchase Party” means any of Borrower or the Guarantor.

Schedule I - 11

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Responsible Officer” means (a) with respect to the Borrower, the chief executive officer, president, chief financial officer, treasurer, assistant vice president, assistant treasurer, secretary or assistant secretary of the Borrower, or any other officer having substantially the same authority and responsibility; provided, that with respect specifically to the obligations of the Borrower set forth in Section 7.01(h) hereof, only the chief financial officer, treasurer, assistant treasurer, or comptroller of the Borrower shall be deemed to be a Responsible Officer; and (b) with respect to the Lender, a lending officer charged with responsibility for the day to day management of the relationship of such institution with the Borrower.

“Restricted Payment” means with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, warrants, options or rights therefor) issued by such Person, which may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly other than payments made in the ordinary course solely for the purpose of originating, servicing, subservicing and/or administrating Mortgage Loans.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc.

“Schedules of Mortgages” has the meaning provided in the Agency Guides.

“Servicing Contracts” means the Mortgage Selling and Servicing Contracts between the Borrower and Fannie Mae, the applicable Master Agreements between the Borrower and Fannie Mae, and the applicable Schedules of Mortgages (Form 2005), in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Servicing Fee” means the total amount of the fee payable to the Subservicer as compensation for subservicing and administering the Mortgage Loans.

“Servicing Rights” means with respect to each Mortgage Loan, all the Borrower’s right, title and interest in, to and under the related Servicing Contracts, whether now or hereafter existing, acquired or created, whether or not yet accrued, earned, due or payable, as well as all other present and future right and interest under such Servicing Contracts, including, without limitation, the right (i) to receive the Servicing Fee income payable after the related Funding Date (including without limitation, any Uncollected Fees), (ii) any and all Ancillary Income received after the related Funding Date, (iii) to hold and administer the Related Escrow Account Balances, (iv) to hold and administer, in accordance with the applicable Agency Guides, the Related Principal and Interest Custodial Account, the Custodial File, and the Mortgage File arising from or connected to the servicing or subservicing of such Mortgage Loan under this Agreement and (v) all proceeds, income, profits, rents and products of any of the foregoing including, without limitation, all of the Borrower’s rights to proceeds of any sale or other disposition of the Servicing Rights, but with respect to clauses (i) - (iv) above, specifically excluding any Excluded Collateral.

Schedule I - 12

“Subservicer” means PennyMac Loan Services, LLC, together with its permitted successors and assigns.

“Subservicer Termination Event" means an event that entitles the Borrower or PennyMac Operating Partnership, L.P. to terminate the Subservicer for cause under the Subservicing Agreement.

“Subservicing Agreement” means the Second Amended and Restated Flow Servicing Agreement, dated as of March 1, 2013, between PennyMac Operating Partnership L.P., as owner and Subservicer as subservicer, as such agreement may be amended from time to time.

“Subsidiary” means a corporation of which a Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“T&I Advance” means an advance made by the Borrower as servicer with respect to a Mortgage Loan pursuant to the servicer’s obligation to do so under any Servicing Contract of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, required to be paid by the related Mortgagor under the terms of the related Mortgage Loan.

“Taxes” has the meaning set forth in Section 3.02.

“Termination Date” means the earlier of (i) the day on which the Facility is terminated pursuant to Section 8.02(a) or Section 8.02(b), (ii) the Loan Repayment Date on which the final amounts owing under the Facility are required to be paid as provided for in the first sentence of Section 2.08(a) hereof, or (iii) the termination of the Repo Agreement.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Uncollected Fees” means with respect to any Mortgage Loan, any accrued late charges, NSF fees, assumption fees, and other fees charged to Mortgagors in connection with the servicing or subservicing of such Mortgage Loan which have not been collected by the Borrower as of the related Funding Date.

“Unmatured Event of Default” means any event that, with the giving of notice or lapse of time, or both, would become an Event of Default.

Schedule I - 13

“Wind Down Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the Repo Agreement terminates, or if such day is not a Business Day, the immediately preceding Business Day, or (iii) the Business Day specified by the Lender upon ten (10) Business Days’ prior written notice to the Borrower.

Schedule I - 14

SCHEDULE 5.01

CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT

(a) This Agreement duly executed by the parties hereto;

(b) The Note duly executed by the Borrower;

(c) The Collection Account Control Agreement duly executed by the Borrower, the Lender and Bank;

(d) The Master Netting Agreement duly executed by the related parties;

(e) All other Facility Documents and all Program Documents (as defined in the Repo Agreement) duly executed by the related parties;

(f) A filed UCC1 financing statement;

(g) A certificate of a secretary or assistant secretary of the Borrower and Guarantor, certifying the names and true signatures of the persons authorized on the Borrower’s and Guarantor’s behalf to sign, as applicable, this Agreement, the Note and the other Facility Documents to be delivered by the Borrower and Guarantor in connection herewith;

(h) A certificate of a Responsible Officer of the Borrower and Guarantor, each certifying as to the accuracy and completeness of each of the representations and warranties contained in each Facility Document to which the Borrower and the Guarantor is a party (except for representations and warranties made in respect of specific mortgage loans) and as to the absence of Default under such Facility Documents to which the Borrower and Guarantor is a party as of the Closing Date;

(i) Completion of all reasonable legal finance, business, accounting and tax due diligence and provision of copies of all servicing and sub-servicing agreements; financials, MSR valuations and electronic files;

(j) Resolutions, good standing certificate, certificate of incorporation or formation, bylaws and incumbency certificate of the Borrower and the Guarantor, all certified by the secretary of the Borrower and the Guarantor;

(k) An Opinion of Counsel, delivered by outside counsel acceptable to the Lender in its reasonable discretion, opining as to: New York enforceability, corporate matters and non-contravention, no material litigation, security interest, and the Investment Company Act of 1940; provided that opinions as to corporate matters, non-contravention and no material litigation may be given by the in-house counsel of the Borrower;

(l) An executed Fannie Mae Acknowledgment Agreement and an opinion of counsel with respect to such Fannie Mae Acknowledgment Agreement; and

(m) A separate power of attorney of Borrower with respect to the powers described in Section 4.04.

Schedule 5.01 - 1

SCHEDULE 5.02

CONDITIONS PRECEDENT TO EACH LOAN

(a) The Lender shall have received a duly executed copy of the Borrower Funding Request for such Loan in accordance with Section 2.03;

(b) Delivery of all reasonable due diligence (to the extent supplemental due diligence is conducted by Lender with respect to such Loan);

(c) The making of such Loan, and the application of the proceeds thereof, shall not result in the Outstanding Aggregate Loan Amount exceeding the Available Facility Amount;

(d) The making of such Loan, and the application of the proceeds thereof, shall not result in a Borrowing Base Deficiency;

(e) On the applicable Funding Date, the following statements shall be true (and the Borrower by delivering such Borrower Funding Request shall be deemed to have certified that):

(i) the representations and warranties set forth in Article VI are true and correct in all material respects (except for on the Closing Date, in which case the representations and warranties are true and correct on the Closing Date) on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true and correct as of such date);

(ii) the Borrower is in compliance with all covenants set forth in Article VII;

(iii) all conditions precedent to the making of such Loan have been satisfied;

(iv) no Default or Event of Default has occurred and is continuing, or would result from such Loans;

(v) all of the Servicing Rights included in the most recently delivered Electronic File are Eligible Servicing Rights, except for any non-qualifying Servicing Rights listed as such therein, and all Recourse Servicing Obligations have been identified as such in a schedule attached to such Electronic File;

(f) The Lender shall have received (i) with respect to the Initial Borrower Funding Request, the initial Electronic File; and (ii) with respect to any subsequent Borrower Funding Request, a subsequent Electronic File on or prior to time required by Section 2.03;

(g) With respect to any Borrower Funding Request, an Acknowledgement Agreement from each Agency with respect to which the related Servicing Rights will be pledged under the Agreement and consents from all third parties, including warehouse lenders, as needed, except to the extent the foregoing have already been received;

Schedule 5.02 - 1

(h) With respect to the Initial Borrower Funding Request, an Opinion of Counsel, delivered by outside counsel acceptable to the Lender in its reasonable discretion, opining as to: security interest creation, perfection and priority; and

(i) All Facility Documents shall continue to be in full force and effect in all material respects.

Schedule 5.02- 2

SCHEDULE 6.01(r)

BORROWER’S EXISTING FINANCING FACILITIES

Schedule 6.01 (r) - 1

SCHEDULE 6.02

ELIGIBILITY CRITERIA WITH RESPECT TO THE SERVICING RIGHTS

All owned Servicing Rights for Mortgage Loans serviced by the Borrower on behalf of Fannie Mae, provided that such Servicing Rights are free and clear of any Liens, subject to Fannie Mae’s interest in such Servicing Rights pursuant to an Acknowledgment Agreement acceptable in form and substance to the Lender.

Schedule 6.02 - 1

SCHEDULE 7.01(s)

Monthly MSR Collateral REPORT

Information to be provided:

Schedule 7.01(s) - 1

SCHEDULE 11.02

NOTICES

If to the Borrower:

PennyMac Corp.
6101 Condor Drive

Moorpark, California 93021

Attention: Pamela Marsh/Kevin Chamberlain

Telephone: (805) 330-6059/ (818) 746-2877
Facsimile: (818) 936-0145
E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

With copies to:

PennyMac Corp.
6101 Condor Drive

Moorpark, California 93021
Attention: Jeff Grogin

Telephone: (818) 224-7050
Facsimile: (818) 936-0231
E-mail: jeff.grogin@pnmac.com

If to the Guarantor:

PennyMac Mortgage Investment Trust
6101 Condor Drive

Moorpark, California 93021
Attention: Pamela Marsh/Kevin Chamberlain
Telephone: (805) 330-6059/ (818) 746-2877
Facsimile: (818) 936-0145
E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

With copies to:

PennyMac Mortgage Investment Trust
6101 Condor Drive

Moorpark, California 93021
Attention: Jeff Grogin
Telephone: (818) 224-7050
Facsimile: (818) 936-0231
E-mail: jeff.grogin@pnmac.com

Schedule 11.02 - 1

if to Lender:

Barclays Bank PLC – Mortgage Finance
745 Seventh Avenue, 4th Floor
New York, NY 10019
Attention: Joseph O’Doherty
Telephone: (212) 412-5517
Facsimile: (212) 412-7333
E-mail: Joseph.o’doherty@barclays.com

With copies to:

Barclays Bank PLC – Legal Department
745 Seventh Avenue, 20th Floor
New York, NY 10019
Telephone: (212) 412-1494
Facsimile: (212) 412-1288

Barclays Capital – Operations

700 Prides Crossing

Newark, Delaware 19713

Attention: Brian Kevil

Telephone: (302) 286-1951

Facsimile: (646) 845-6464

Email: brian.kevil@barclays.com

Schedule 11.02 - 2

EXHIBIT 2.02(a)

FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

[       ], 2015

$_____________

New York, New York

FOR VALUE RECEIVED, Pennymac Corp., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of BARCLAYS BANK PLC (the “Lender”), at the principal office of the Lender at 745 Seventh Avenue, 4th Floor, New York, New York 10019, in lawful money of the United States, and in immediately available funds, the principal sum of [ ] ($[ ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

This Note is the Note referred to in the Loan and Security Agreement dated as of September 14, 2015 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) among Borrower, PennyMac Mortgage Investment Trust, as guarantor and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrower agrees to pay all the Lender’s reasonable out-of-pocket costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Note when incurred as required by Section 10.01 of the Loan Agreement.

Schedule 2.02(a) - 1

Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

The Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS NOTE). THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT IN THE BOROUGH OF MANHATTAN AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THE LOAN AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE LENDER. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

Schedule 2.02(a) - 2

THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

Pennymac Corp.

By:______________________________________
Name:
Title:

Schedule Schedule 2.02(a) - 3

SCHEDULE OF LOANS

This Note evidences Loans made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Amount Paid or Prepaid	Amount of Additional Draws	Unpaid Principal Amount	Notation Made by

Schedule Schedule 2.02(a) - 4

EXHIBIT 2.03
to Loan and Security Agreement

FORM OF BORROWER FUNDING REQUEST

[DATE]

Barclays Bank PLC

745 Seventh Avenue, 4th Floor

New York, New York 10019

Attention: Joseph O’Doherty

Attention: [           ]

Ladies and Gentlemen:

This [Initial] Borrower Funding Request is delivered to you pursuant to Section 2.03 of the Loan and Security Agreement, dated as of September 14, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), among PennyMac Corp., as the Borrower (the “Borrower”), PennyMac Mortgage Investment Trust (the “Guarantor”) and Barclays Bank PLC, as lender (the “Lender”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Loan Agreement.

The undersigned hereby requests that a Loan be made in the aggregate principal amount of $____ on _________, 20__ to be secured by the Servicing Rights.

An updated Electronic File, revised to reflect the acquisition of any additional Servicing Rights purchased by the Borrower since the most recently delivered Electronic File, has been delivered pursuant to Section 2.03 of the Loan Agreement. Such Electronic File reflects all Eligible Servicing Rights that constitute Collateral under the terms and conditions of the Agreement and a hyperlink to such Electronic File is attached hereto as Schedule One.

[TO BE USED FOR ALL FUNDINGS THAT INVOLVE NEW COLLATERAL] [The Borrower hereby acknowledges and agrees that (other than with respect to the Agreement) (i) the Servicing Rights currently pledged as Collateral under the Agreement and (ii) any of the Servicing Rights identified on Schedule One attached hereto, are not currently assigned, pledged, conveyed or encumbered under any credit, warehouse or financing facility. The Borrower further acknowledges and agrees that (other than under the Agreement) it shall not assign, pledge, convey or encumber such Servicing Rights under any credit, warehouse or financing facility in the future, except with prior notice to, and consent from, the Lender.]

The undersigned hereby acknowledges that the delivery of this [Initial] Borrower Funding Request and the acceptance by the undersigned of the proceeds of the Loan requested hereby constitute a representation and warranty by the undersigned that all conditions precedent to such Loan specified in Article V of the Loan Agreement have been satisfied and will continue to be satisfied after giving effect to such Loan.

Schedule 2.03 - 1

The undersigned further represents and warrants that either (a) the Agency Guides and the Servicing Contracts have not been materially modified since the last date the undersigned delivered a Borrower Funding Request or (b) attached hereto is a true and complete description of any changes to the applicable Servicing Contracts since the last date the undersigned delivered a Borrower Funding Request.

Please wire transfer the proceeds of the Loan to the following account pursuant to the following instructions:

[______________]

The undersigned has caused this [Initial] Borrower Funding Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ____ day of _________, 20__.

Pennymac Corp., as the Borrower

By: ____________________
Name:
Title:

Acknowledged and agreed:

BARCLAYS BANK PLC

By: ___________________

Name:
Title:

Schedule 2.03 - 2

SCHEDULE ONE

ELECTRONIC FILE

[To be provided by Borrower.]

Schedule 2.03 - 3

EXHIBIT 2.08(a)

FORM OF REPAYMENT NOTICE

[      ], 20__

TO:          The Lender as defined in the Loan Agreement referred to below

Reference is hereby made to the Loan and Security Agreement, dated as of September 14, 2015 (as heretofore amended, the “Loan Agreement”), among PennyMac Corp., as the Borrower (the “Borrower”), PennyMac Mortgage Investment Trust (the “Guarantor”) and Barclays Bank PLC, as lender (the “Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrower hereby notifies you that, pursuant to Section 2.08[(a)/(b)] of the Loan Agreement, it shall make a repayment of the Loans outstanding under the Loan Agreement to the Lender on [ ], 20__ in the amount of $_____.

Also included in the repayment amount shall be accrued and unpaid interest, in the amount of $__________________.

Schedule 2.08(a)- 1

The undersigned has caused this Repayment Notice to be executed and delivered by its duly authorized officer this_________ day of ____________, 20__.

Pennymac Corp., as the Borrower

By:_______________________________
Name:
Title:

Schedule 2.08(a) - 2

EXHIBIT 2.08(b)

FORM OF PREPAYMENT NOTICE

[   ], 20__

TO: The Lender as defined in the Loan Agreement referred to below

Reference is hereby made to the Loan and Security Agreement, dated as of September 14, 2015 (as heretofore amended, the “Loan Agreement”), among PennyMac Corp., as the Borrower (the “Borrower”), PennyMac Mortgage Investment Trust (the “Guarantor”) and Barclays Bank PLC, as lender (the “Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrower hereby notifies you that pursuant to and in compliance with Section 2.09 of the Loan Agreement, it shall make a prepayment of Loans outstanding under the Loan Agreement on [ ], 20__ in the amount of $________.

Also included in the prepayment amount shall be accrued and unpaid interest, in the amount of $____________.

The undersigned has caused this Prepayment Notice to be executed and delivered by its duly authorized officer this_________ day of ___________, 20__.

The undersigned has caused this Repayment Notice to be executed and delivered by its duly authorized officer this_________ day of ____________, 20__.

Pennymac Corp., as the Borrower

By:_______________________________
Name:
Title:

Schedule 2.08(b) - 1

EXHIBIT 7.01

FORM OF COMPLIANCE CERTIFICATE

Barclays Bank PLC

745 Seventh Avenue, 4th Floor

New York, New York 10019

Attention: Joseph O’Doherty

Re:       Reporting Date

Reference is made to the Loan and Security Agreement (the “Loan Agreement”) dated as of September 14, 2015, as amended, and now in effect among PennyMac Corp., as the Borrower (the “Borrower”), PennyMac Mortgage Investment Trust (the “Guarantor”) and Barclays Bank PLC, as Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

Pursuant to Section 7.01(h)(4) of the Loan Agreement, the Borrower is furnishing to you herewith the Officer’s Certificate regarding outstanding repurchase and indemnity demands by the Agencies and any MBS Trust.

Each of the undersigned Responsible Officers of the Borrower has caused the provisions of the Loan Agreement to be reviewed and certifies to the Lender that: (a) the undersigned has no knowledge of any Default or Event of Default, (b) attached hereto as Schedule 1, Schedule 2, Schedule 3 and Schedule 4 are the representations of the Borrower and computations necessary to determine that the Borrower is in compliance with the provisions of the Loan Agreement as of the Reporting Date referenced thereon, and (c) to the best of the undersigned’s knowledge no event has occurred since the date of the most recent financial statements upon which such covenant compliance was calculated that would cause the Borrower, to no longer be in compliance with said provisions.

The statements made herein (and in the Schedules attached hereto) shall be deemed to be representations and warranties made in a document for the purposes of Section 6.01(i) of the Loan Agreement.

Schedule 7.01 - 1

SCHEDULE 1
To form of Compliance Certificate

1. Financial Covenants:

Attached as Schedule 2 to this Compliance Certificate are the calculations demonstrating the Borrower’s and Guarantor’s compliance with the financial covenants set forth in Section 7.01(j) of the Agreement.

2. Fannie Mae:

(i)	Compliance:

(a) As of the close of business for the calendar month ended _________, the [Borrower/Subservicer/Guarantor] was in compliance with the minimum consolidated tangible net worth requirement of Fannie Mae.

(b) [Borrower/Subservicer/Guarantor] has, at all times, complied with the minimum consolidated liquidity requirement of Fannie Mae.

(ii)	The [Borrower/Subservicer/Guarantor]’s minimum consolidated tangible net worth requirement of Fannie Mae is as follows: [_______________].
(iii)	The [Borrower/Subservicer/Guarantor]’s minimum consolidated liquidity requirement of Fannie Mae is as follows: [_______________].
(iv)	Attached as Schedule 3 to this Compliance Certificate are the calculations demonstrating the [Borrower/Subservicer/Guarantor]’s compliance with the Fannie Mae covenants listed in clauses (ii) and (iii) above.

3. Additional Financing Facilities:

[There have been no changes to any Borrower Party’s existing financing facilities for mortgage servicing rights and servicing advances owned by such Borrower Party, since the previously delivered list as specified on Schedule 6.01(r) to the Agreement, or as subsequently updated by the Borrower by providing an updated schedule to the Lender.] [Attached as Schedule 4 to this Compliance Certificate is an updated schedule of each Borrower Party’s other financing facilities, delivered pursuant to Section 6.01(r) of the Agreement. The attached schedule hereby updates and replaces the previously delivered schedule of financing facilities.]

Schedule 7.01 - 2

SCHEDULE 2
To form of Compliance Certificate

Schedule 7.01 - 3

SCHEDULE 3
To form of Compliance Certificate

1.	Description of all outstanding repurchase and indemnity claims with respect to the Pledged Servicing Rights:

[________]

2.	Outstanding amounts owed to Agencies but not yet paid pursuant to any outstanding repurchase and indemnity claims:

[________]

3.	Claims or compensatory fees paid by [Borrower/Subservicer/Guarantor] to Agency that are not reimbursed from a predecessor originator/servicer:

[________]

Schedule 7.01 - 4

SCHEDULE 4
To form of Compliance Certificate

Schedule 7.01 - 5